UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

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5790 Widewaters Parkway
DeWitt, New York 13214-1883

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      April 4, 2014
To the Shareholders of Community Bank System, Inc.:

At the direction of the Board of Directors of Community Bank System, Inc., a Delaware corporation (the “Company”), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the “Meeting”) will be held at 1:00 p.m. on Wednesday, May 14, 2014 at the DoubleTree by Hilton Hotel Syracuse, 6301 State Route 298, East Syracuse, New York 13057, for the following purposes:

1.	To elect four directors to the Board of Directors for stated terms;

2.	To hold an advisory vote on executive compensation;

3.	To approve the Company’s 2014 Long-Term Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014; and

5.	To transact any other business which may properly come before the Meeting or any adjournment thereof.

By Order of the Board of Directors

Danielle M. Cima
Secretary

IMPORTANT NOTICE

Please vote your shares by one of the following methods as soon as possible, whether or not you plan to attend the Annual Meeting: (1) a toll-free telephone call, (2) the Internet, or
(3) the enclosed proxy in the postage paid envelope provided. If you hold shares through a broker or other custodian, please complete the voting instructions of that broker or custodian.
Brokers may not vote your shares on the election of directors, the advisory vote on compensation or the approval of the long-term incentive plan in the absence of your specific instructions as to how to vote. Please vote your shares so your vote can be counted.

5790 Widewaters Parkway
DeWitt, New York 13214-1883

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 2014

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at 1:00 p.m. on Wednesday, May 14, 2014, at the DoubleTree by Hilton Hotel Syracuse, 6301 State Route 298, East Syracuse, New York 13057.  This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 4, 2014.

The proxy materials relating to the 2014 Annual Meeting and the 2013 Annual Report are available on the Internet.  Please go to http://ir.communitybanksystem.com/docs.aspx?iid=100185 to view and obtain the materials online.

VOTING RIGHTS AND PROXIES

The Board has fixed the close of business on March 17, 2014 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting.  At the close of business on the record date, 40,534,034 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock.  Each share of outstanding common stock is entitled to one vote with respect to each proposal to come before the Meeting.  The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.

If the enclosed form of proxy (the “Proxy”) is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.  An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum and will have the effect of a vote cast against the matter being voted on at the Meeting.  Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the matter being voted on at the Meeting.

Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise.  A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company’s address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

For beneficial owners who vote their proxies by instructing their brokers or nominees, if a shareholder instructed his or her broker or nominee to vote such shares, the beneficial owner can change his or her vote only by following the broker’s or nominee’s instructions for doing so.  A beneficial owner can only change his or her vote at the Meeting if he or she has obtained a “legal proxy” from the broker or other nominee holding the shares that confirms the beneficial ownership of the shares and gives the beneficial owner the right to vote his or her shares at the Meeting.

The Company will pay its costs relating to the solicitation of Proxies.  We have retained Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003 to assist in soliciting Proxies for a base fee of $6,000 plus reasonable and approved out-of-pocket expenses.  Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means.  The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.

The Annual Report of the Company for the fiscal year ended December 31, 2013, incorporating the Form 10-K filed by the Company with the Securities and Exchange Commission (“SEC’), is being sent to Shareholders with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information as of December 31, 2013 with respect to any person known by the Company to beneficially own more than 5% of the Company’s outstanding stock.  The information included in the table is from Schedules 13G filed with the SEC by the listed beneficial owners.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,574,749(1)	8.9%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,392,127(2)	5.92%

(1)	Based on information contained in the referenced Schedule 13G filing, BlackRock, Inc. has sole voting power with respect to 3,449,118 shares and sole dispositive power with respect to all shares listed.

(2)	Based on information contained in the referenced Schedule 13G filing, The Vanguard Group, Inc. has sole voting power with respect to 59,222 shares and sole dispositive power with respect to 2,335,705 shares.

PROPOSAL ONE:  ELECTION OF DIRECTORS AND INFORMATION WITH
RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

The first proposal to be acted upon at the Meeting is the election of four directors, all of whom shall hold office for three years.  Directors Brian R. Ace, James W. Gibson, Jr., John Parente and John F. Whipple, Jr., whose terms are scheduled to expire as of the date of the Meeting, will stand for re-election.  The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

All Proxies in proper form which are received prior to the election of directors at the Meeting will be voted “FOR” the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy.  In the event any nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor nominee, if any, as the Board may recommend.  All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.  The thirteen members of the Board whose terms will continue beyond the Meeting (including the nominees for election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire or until they reach the mandatory retirement age in accordance with the Company’s Bylaws.  As of December 31, 2013, Alfred S. Whittet retired from the Board in accordance with the Company’s mandatory retirement policy.

For each nominee standing for election at the Meeting and for each director of the Company whose term of office continues after the Meeting, the Nominating and Corporate Governance Committee considered the business experience set forth in the table below, as well as the additional qualifications set forth in the section “Qualifications of Directors,” to determine that such director is qualified to serve on the Board.

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Shares of Company Common Stock Beneficially Owned (b) as of March 17, 2014 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
Nominees and Directors (for terms to expire at Annual Meeting in 2016):
Brian R. Ace Age 59	2003	Owner and operator of Laceyville Hardware, a full service home product retail store in Laceyville, Pennsylvania.	95,430(e)	*

James W. Gibson, Jr. Age 67	2009	Prior to retirement in September 2004, partner at the firm of KPMG, LLP in New York, New York providing accounting, auditing and other related services to financial institutions and businesses in the New York area.	28,569	*

John Parente Age 47	2010	Chief Executive Officer of CP Media, LLC, an owner and operator of broadcast television stations, with headquarters in Wilkes-Barre, Pennsylvania since April 1, 2007.	114,980(e)	.28%

John F. Whipple, Jr. Age 58	2010	Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York.	13,316(e)	*

Shares of Company Common Stock Beneficially Owned (b) as of March 17, 2014 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
Directors (for term to expire at Annual Meeting in 2015)
Neil E. Fesette Age 48	2010
President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management in Plattsburgh, New York specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation.
			13,142(e)	*

Sally A. Steele Age 58	2003	Attorney, general practice with concentration in real estate and elder law, Tunkhannock, Pennsylvania.	80,623(e)	*

Mark E. Tryniski Age 53	2006	President and Chief Executive Officer of the Company. Prior service with the Company as Executive Vice President and Chief Operating Officer (March 2004 -July 2006) and Executive Vice President and Chief Financial Officer (July 2003 - February 2004). Prior to 2003, partner at the firm of PricewaterhouseCoopers LLP in Syracuse, New York.	202,798.50%

James A. Wilson Age 68	2009	Prior to retirement in April 2008, principal at the accounting firm of Parente Randolph, LLC in Wilkes-Barre, Pennsylvania providing accounting, auditing and other related services to financial and business institutions throughout Pennsylvania.	8,591	*
Directors (for term to expire at Annual Meeting in 2016)
Mark J. Bolus Age 48	2010	President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a regional trucking company in Scranton, Pennsylvania.	96,087(e)	*

Shares of Company Common Stock Beneficially Owned (b) as of March 17, 2014 (c)
Name and Age	Director of the Company Since	Business Experience During Past Five Years (a)	Number (d)	Percent
Nicholas A. DiCerbo Age 67	1984	Attorney, law firm of DiCerbo and Palumbo, Olean, New York; Chair of the Board of the Company.	308,081(e)	.76%

James A. Gabriel Age 66	1984	Attorney, law firm of Franklin & Gabriel, Ovid, New York.	164,030.40%

Edward S. Mucenski Age 66	2010	Managing Director of Pinto, Mucenski, Hooper, VanHouse & Co., P.C., Certified Public Accountants, a firm located in Potsdam, New York that provides accounting, tax and financial services.	23,431(e)	*

Brian R. Wright Age 69	2011	Attorney, special counsel with Hinman, Howard & Kattell, LLP, Binghamton, New York. Served as a director and Chairman of Wilber Corporation from 1982 until its merger with the Company in 2011.	782,553(f)	1.89%

		Shares of Company Common Stock Beneficially Owned (b) as of March 17, 2014 (c)
Name and Age	Business Experience During Past Five Years (a)	Number (d)	Percent
The following information summarizes the security ownership of named executive officers of the Bank who are not directors:
Scott A. Kingsley Age 49	Executive Vice President and Chief Financial Officer. Prior to August 2004, Vice President and Chief Financial Officer of Carlisle Engineered Products, Inc.	83,527	*

Brian D. Donahue Age 58	Executive Vice President and Chief Banking Officer.	101,332.25%

		Shares of Company Common Stock Beneficially Owned (b) as of March 17, 2014 (c)
Name and Age	Business Experience During Past Five Years (a)	Number (d)	Percent
George J. Getman Age 57	Executive Vice President and General Counsel. Prior to January 2008, partner at Bond, Schoeneck & King, PLLC.	45,589	*

Joseph F. Serbun Age 53	Senior Vice President and Chief Credit Officer. Prior service with the Company as Vice President and Commercial Team Leader (January 2008 – June 2010). Prior to January 2008, Vice President at JPMorgan Chase Bank in Syracuse, New York.	8,322	*

Number of shares of Company common stock beneficially owned by all directors, persons chosen to become directors and executive officers of the Company as a group (17 persons)		2,170,401	5.28%

*	Represents less than .25% of the Company’s outstanding shares.

(a)
Other than (1) Mr. Tryniski who has served as a director of CONMED Corporation since 2007, and (2) Mr. Wright who served as a director of The Wilber Corporation (“Wilber”) since 1982 until it merged with the Company in 2011, no nominee or continuing director of the Company holds a directorship with any public company (other than the Company) which is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or with any company which is a registered investment company under the Investment Company Act of 1940.

(b)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of March 17, 2014.  Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.  The share ownership numbers for certain directors include shares that would be issuable upon exercise of “offset options” granted to these directors in order to reduce the Company’s liability under its Stock Balance Plan.  The purpose of the offset options is explained in the section entitled “Compensation of Directors.”  See footnote “(d)” to this table for the number of currently exercisable stock options (including, without limitation, offset options) held by specific directors.

(c)
The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Ace holds 5,328 shares jointly with his wife, his wife holds 121 shares, and 16,957 shares are held in the name of Laceyville Hardware, of which Mr. Ace is owner; Mr. Bolus holds 43,407 shares jointly with his wife, 6,023 shares as Trustee of the Mark Bolus Trust, 4,195 shares as Trustee of the Austin Bolus Trust, 4,195 shares as Trustee of the Noah Bolus Trust, 4,195 shares as Trustee of the Paige Bolus Trust, 4,195 shares as Trustee of the Austin Bolus Trust, 4,195 shares as Trustee of the Taylor Bolus Trust, and 714 shares are held by his children; Mr. DiCerbo holds 94,173 shares jointly with his wife, 902 shares are held in his wife’s IRA account, and 105,123 shares are held in the name of the law partnership of DiCerbo and Palumbo; Mr. Donahue is the beneficial owner of 6,026 shares held by the Company’s 401(k) Plan; Mr. Getman’s wife holds 895 shares and he is the beneficial owner of 3,059 shares held by the Company’s 401(k) Plan; Mr. Gibson holds 8,029 shares jointly with his wife; Mr. Kingsley is the beneficial owner of 3,619 shares held by the Company’s 401(k) Plan; Mr. Mucenski holds 1,372 shares jointly with his wife, his wife holds 1,040 shares and 6,861 shares are held in his 401(k) account; Mr. Parente’s children hold 52,500 shares; Mr. Serbun is the beneficial owner of 732 shares held by the Company’s 401(k) Plan; Ms. Steele holds 35,765 shares jointly with her husband, 2,320 shares are held in Ms. Steele’s 401(k) account, and 1,220 shares are held in Ms. Steele’s simplified employee pension plan; and Mr. Tryniski is the beneficial owner of 13,652 shares held by the Company’s 401(k) Plan.

(d)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 17, 2014, through exercise of stock options issued by the Company: Mr. Ace, 58,517 shares; Mr. Bolus, 13,047 shares; Mr. DiCerbo, 70,550 shares; Mr. Donahue, 64,431 shares; Mr. Fesette, 13,047 shares; Mr. Gabriel, 86,450 shares; Mr. Getman, 24,188 shares; Mr. Gibson, 18,540 shares; Mr. Kingsley, 57,773 shares; Mr. Mucenski, 13,047 shares; Mr. Parente, 9,197 shares; Ms. Steele, 41,336 shares; Mr. Serbun, 4,976 shares; Mr. Tryniski, 111,667 shares; Mr. Whipple, 13,047 shares; Mr. Wilson, 0 shares; and Mr. Wright 9,197 shares.  These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(e)
In addition to the number of shares of common stock reported as beneficially owned, the following directors have elected to defer cash director fees under the director deferred compensation plan resulting in such directors holding at risk share equivalent units, which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of March 17, 2014:  Mr. Ace, 26,570 units; Mr. Bolus 2,108 units; Mr. DiCerbo, 56,606 units; Mr. Fesette 6,112 units; Mr. Mucenski 5,706 units; Mr. Parente 2,332 units; Ms. Steele, 25,041 units; and Mr. Whipple, 9,872 units.

(f)	Pursuant to the Agreement and Plan of Merger, dated October 22, 2010, by and between the Company and Wilber, Mr. Wright was nominated to the Board.

CORPORATE GOVERNANCE

The Company maintains a corporate governance section on its website which contains our principal governance documents including the Company’s Corporate Governance Guidelines, Codes of Conduct applicable to directors, executive officers and employees, the Company’s Whistleblower Policy, and the Committee Charters for the Audit, Compliance and Risk Management Committee, Compensation Committee, and the Nominating and Corporate Governance Committee (“Corporate Governance Committee”).  These corporate governance documents are available on our website at http://ir.communitybanksystem.com/govdocs.aspx?iid=100185 or a copy will be provided free of charge to any shareholder or interested party who requests a copy from the Company.

Director Independence

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Guidelines require the Board of Directors to be comprised of at least a majority of independent directors.  The Board has determined that 11 of the 13 directors nominated to serve on the Board or continuing in office after the Meeting are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company.  To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements.  Under these standards, absent other material relationships, transactions or interests, a director will be deemed to be independent unless, within the preceding three years: (i) the director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the director was a partner of or employed by the Company’s independent auditor, (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the director had an immediate family member in any of the categories in (i) – (iv).  In determining whether a director is independent, the Board reviews the stated standards but also considers whether a director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.

Based on these independence standards, the Board determined that the following individuals who served as directors during all or part of the last fiscal year were independent directors during such year and continue to be deemed independent by the Board:  Brian R. Ace, Mark J. Bolus, Neil E. Fesette, James A. Gabriel, James W. Gibson, Jr., Edward S. Mucenski, John Parente, Sally A. Steele, John F. Whipple, Jr., Alfred S. Whittet (retired), James A. Wilson, and Brian R. Wright.

In reviewing the independence of Neil E. Fesette, James A. Gabriel, and Sally A. Steele, the Board considered the transactions described in the section entitled “Transactions with Related Persons.”  The Board determined that the disclosed transactions were at market terms and pricing, consistent with the best interests of the Company and, based on the nature of the transactions, would not interfere with the exercise of such director’s independent judgment.

Board Leadership Structure

The Company’s long-standing practice is to have a separation of the position of Chair of the Board and Chief Executive Officer.  In addition, the Company maintains a Lead Director structure to provide an additional source of independent leadership for the Board in the event the Chair of the Board is not deemed to be an independent director.  The Chair of the Audit, Compliance and Risk Management Committee will serve as the Lead Director of the Board and preside at executive sessions of the Board unless the independent directors select a different independent director to serve as the Lead Director.

The duties of the Lead Director include, but are not limited to, the following: (i) presiding at all meetings of the Board at which the Chair is not present and at executive sessions of the Board, (ii) serving as a liaison between the Chair and the independent directors, (iii) making recommendations and approving matters to be considered by the Board including agenda items, information to be provided to the Board and the schedule of meetings, (iv) authority to call meetings of the independent directors, and (v) serving as an independent point of contact for Shareholders wishing to communicate with the Board.

Both the Board Chair and Committee Chairs are subject to four year term limits, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board.  In addition, the Company encourages Committee Chairs and directors to participate in continuing board education opportunities and includes educational opportunities as a component of Board meetings over the course of each year.

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in executive sessions at the end of Board and Committee meetings as appropriate on a regular basis, without the Company’s management and non-independent directors present, to facilitate full discussion of important matters.  The Lead Director presides over these executive sessions of the Board.

Board Committees

Among its standing committees, the Company has an Audit, Compliance and Risk Management Committee, a Compensation Committee and a Corporate Governance Committee.  As described more fully in the Audit Committee Report contained in this Proxy Statement, the Audit, Compliance and Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls, oversees risk management functions, and selects the Company’s independent auditors.  The Audit, Compliance and Risk Management Committee held eight meetings during 2013, and its present members are Directors James A. Wilson (Chair), James W. Gibson, Jr., Edward S. Mucenski, John Parente, and John F. Whipple, Jr.  The Board has determined that each of the Audit, Compliance and Risk Management Committee’s members is independent as defined by the NYSE rules.

The Company’s Compensation Committee reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation and employee benefits matters.  As described more fully in the section entitled “Compensation Discussion and Analysis,” the Compensation Committee reviews the compensation of employees in the aggregate, and the salaries and performance of named executive officers are reviewed individually.  The Compensation Committee held six meetings in 2013, and its present members are Directors Mark J. Bolus (Chair), Brian R. Ace, James W. Gibson, Jr., and Edward S. Mucenski.  The Board has determined that each of the Compensation Committee’s members is independent as defined by the NYSE rules.

The Company’s Corporate Governance Committee evaluates and maintains corporate governance policies and makes recommendations to the Board for nominees to serve as directors.  The Corporate Governance Committee will consider written recommendations by Shareholders for nominees to serve on the Board which are sent to the Secretary of the Company at the Company’s main office.  The Corporate Governance Committee held three meetings in 2013, and its present members are Directors Neil E. Fesette (Chair), Brian R. Ace, John F. Whipple, Jr., James A. Wilson, and Brian R. Wright.  The Board has determined that each of the Corporate Governance Committee’s members is independent as defined by the NYSE rules.  The Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities, a copy of which is available at the Company’s website at http://ir.communitybanksystem.com/govdocs.aspx?iid=100185 and free of charge in print to any Shareholder or interested party who requests it.

The President and Chief Executive Officer of the Company serves as a non-voting ex officio member of all Board committees except the Audit, Compliance and Risk Management Committee, the Compensation Committee, and Corporate Governance Committee, and receives no compensation for serving in this capacity.

Qualification of Directors

In considering candidates for the Board, the Corporate Governance Committee and the Board consider the entirety of each candidate’s credentials.  Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties.  The Corporate Governance Committee considers diversity, but does not have a specific policy, in the context of the Board as a whole including personal characteristics, experience and background of directors and nominees to facilitate Board deliberations that reflect a broad range of perspectives.  The Board believes that each director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.  Prior to nominating an existing director for re-election to the Board, the Board and the Corporate Governance Committee consider and review, among other relevant factors, the existing director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the director brings to the composition of the Board as a whole.

In selecting directors and nominees to serve on the Company’s Board, the Corporate Governance Committee considered each individual’s business experience set forth below and the foregoing qualifications.  In addition, the Corporate Governance Committee considered each individual’s experience and knowledge of the banking and financial services industry, knowledge of and standing in key geographic markets in which the Company operates, experience and knowledge with the organization, business model and strategic plans related to the Company’s success, independence in judgment and regulatory standards, special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, and experience in real estate and commercial finance.  The Corporate Governance Committee and the Board believe that each director and nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s Shareholders.

The Company’s Bylaws and Corporate Governance Guidelines provide for (i) a mandatory retirement age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued board membership in the event of a significant change in the responsibilities or job position of a director.

The following information describes the experience and attributes held by each member of the Board relevant to his or her qualifications to serve on the Board:

Mr. Ace currently serves as the Vice Chair of the Company’s Compensation Committee and a member of the Corporate Governance Committee.  Mr. Ace is the President of Laceyville Hardware and brings to the Board his business experience and an understanding of the business environment in Northeast Pennsylvania.  He also has over 20 years of experience serving as a director of a national bank and previously served on the Company’s audit, nominating and compensation committees.  Because of this significant period of service, Mr. Ace is thoroughly familiar with the duties and responsibilities of public company audit, nominating and compensation committees and brings this knowledge and expertise to the committees on which he serves.

Mr. Bolus serves as the Chair of the Company’s Compensation Committee and a member of its Strategic and Executive Committee.  He is the President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a trucking company serving the Northeastern region of the United States from Scranton, Pennsylvania and has 25 years of management experience in the freight transportation industry.  His business experience provides the Board with insight into the economic and business environment in Upstate New York and Northeast Pennsylvania, key geographic markets for the Company.  The Board also benefits from his considerable experience in real estate matters.

Mr. DiCerbo serves as the Chair of the Company’s Board.  As a partner of the DiCerbo & Palumbo, a law firm that represents banks and financial institutions on a variety of matters, he has developed an expertise in the legal issues that impact financial institutions.  In addition to his relevant legal experience, he has more than 30 years experience as a member of a public company board.  Mr. DiCerbo chaired the Company’s Strategic and Executive Committee for over 15 years and has developed significant mergers and acquisition expertise during his tenure.  His long service on the Company’s Board, combined with his legal knowledge and experience, permit him to provide the Board with valuable input regarding the Company’s strategic goals.

Mr. Fesette serves as the Chair of the Company’s Corporate Governance Committee and a member of the Bank’s Trust Committee.  He is the President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management in Plattsburgh, New York specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation.  He has extensive expertise in the real estate market in Upstate New York and key geographic markets where the Company operates.  Plattsburgh is one of the Bank’s primary regions and Mr. Fesette’s knowledge regarding its economic development and areas of opportunity is a substantial benefit to the Board.  Over the course of his service on the Board, Mr. Fesette has developed an expertise with corporate governance matters and succession planning, which are key skills required for his service as Chair of the Corporate Governance Committee.

Mr. Gabriel serves as the Chair of the Bank’s Trust Committee, the Vice Chair of the Loan/ALCO Committee, and a member of its Strategic and Executive Committee.  As a partner of the law firm of Franklin & Gabriel, he has developed an expertise with banking services, lending, and real estate transactions.  He has served for more than 30 years as a member of a public company board of directors and developed a keen understanding of the opportunities and challenges facing financial institutions in the Company’s geographic markets.  He served as Chair of the Board for seven years during a period of rapid growth of the Company and has significant knowledge and experience relating to banking matters generally and specifically with respect to the Company’s lending activities and its ancillary financial services businesses.

Mr. Gibson is a member of the Company’s Audit, Compliance and Risk Management and Compensation Committees.  He is a retired partner of KPMG, LLP (“KPMG”) in New York, New York where he developed extensive experience with national and regional banks.  During his 33 years of service as a certified public accountant at KPMG, Mr. Gibson was responsible for overseeing accounting, auditing and other related services to financial institutions located in Upstate New York, the Ohio Valley region and metropolitan New York.  He also developed extensive experience with SEC filings and served as an associate SEC reviewing partner prior to assuming the responsibilities for KPMG’s financial services practice in Long Island, New York.  Through his service as managing partner of KPMG’s Syracuse, New York office, he acquired strong management and human resources experience.  The Board has deemed him an “audit committee financial expert” as defined by the SEC rules.  Based upon Mr. Gibson’s long tenure with KPMG and his focus on financial institutions, Mr. Gibson provides the Board with an exceptional level of financial experience, as well as insight on the duties and responsibilities of public company audit and compensation committees.

Mr. Mucenski is the Vice Chair of the Audit, Compliance and Risk Management Committee and a member of the Compensation Committee.  He is the Managing Director of Pinto, Mucenski, Hooper, VanHouse & Co., PC, a regional certified public accounting firm located in Potsdam, New York.  Mr. Mucenski is a certified public accountant and provides accounting, tax and financial services advice to a variety of clients in the Northern New York region.  He serves on the boards of two private foundations and a hospital in Northern New York.  Through his professional activities and public service, Mr. Mucenski has expertise in the health care industry and is very familiar with the regional economy of Northern New York, a significant geographic market for the Company.  The Board has deemed him an “audit committee financial expert” as defined by the SEC rules.  Mr. Mucenski provides the Board with strong experience and expertise in the areas of corporate finance, human resources, accounting, and financial reporting.

Mr. Parente is the Chair of the Bank’s Loan/ALCO Committee and a member of the Audit, Compliance and Risk Management Committee.  He is the Chief Executive Officer of CP Media, LLC, an owner and operator of broadcast television stations headquartered in Wilkes-Barre, Pennsylvania.  Over the course of his professional career, he has developed an expertise in marketing, manufacturing, and real estate.  He also has significant banking experience through his prior service as a founding director of a bank located in Pennsylvania.  Mr. Parente provides the Board with significant risk management expertise and insights into the economic challenges and opportunities in the Scranton/Wilkes-Barre region, which is a key geographic area for the Company.

Ms. Steele serves as the Chair of the Company’s Strategic and Executive Committee and a member of the Bank’s Trust Committee.  She is an attorney from Tunkhannock, Pennsylvania and has extensive experience in her legal practice with natural gas drilling in the Marcellus Shale region of Pennsylvania and the economic impact of such activities in key markets for the Company.  She has developed extensive public company oversight experience gained from more than 20 years of service as a director of national banks.  Ms. Steele has also gained significant mergers and acquisition experience through her prior board service and has a thorough understanding the issues facing an institution when it evaluates potential transactions.  Ms. Steele provides the Board with significant corporate governance and leadership expertise through her prior experience chairing the Company’s Corporate Governance Committee and her prior service on the board of another public company.

Mr. Tryniski has served as the President and Chief Executive Officer (“CEO”) of the Company since 2006, and previously served the Company in the positions of Chief Operating Officer and Chief Financial Officer.  Prior to joining the Company in 2003, Mr. Tryniski was a partner of PricewaterhouseCoopers LLP where he gained extensive experience in the financial service industry, manufacturing and a broad array of business sectors.  Mr. Tryniski also serves as a director of a medical technology public company where he serves as a member of its audit committee.  The Board believes that the senior officer of management should be a member of the Board.  As the current President and CEO of the Company, Mr. Tryniski is familiar with all of the Company’s businesses and provides the Board with insights on all aspects of the Company’s challenges, opportunities, and operations.  Because of his prior financial and business experience and with his service on another public company board, Mr. Tryniski also provides the Board with a comprehensive perspective on a broad range of business issues and additional corporate governance expertise.

Mr. Whipple is a member of the Audit, Compliance and Risk Management and Corporate Governance Committees.  He is the Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York.  Mr. Whipple is a certified public accountant with over 30 years of experience in advising Western New York businesses and individuals on tax planning, structuring of business transactions, financing transactions and strategic planning for businesses.  Mr. Whipple provides the Board with significant management experience, as well as expertise with respect to corporate finance, accounting and the analysis of public company financial statements and related SEC filings.

Mr. Wilson is the Company’s Lead Director, the Chair of the Audit, Compliance and Risk Management Committee, and a member of the Corporate Governance Committee.  He has more than 30 years experience serving as a certified public accountant prior to retiring as the director of the financial institution practice group of the accounting firm of Parente Randolph, LLC in Wilkes-Barre, Pennsylvania.  While at Parente Randolph, LLC, he was responsible for overseeing accounting, auditing and other related services to financial institutions and other businesses throughout Pennsylvania.  The Board has deemed him an “audit committee financial expert” as defined by the SEC rules.  Through his prior professional activities and experience, Mr. Wilson provides the Board with leadership and an exceptional level of financial literacy and risk oversight/management expertise based upon his experience auditing banks and financial institutions, and is thoroughly familiar with SEC reporting requirements and the duties and responsibilities of the audit committees of public companies.

Mr. Wright is a member of the Company’s Strategic and Executive and Corporate Governance Committees.  He serves as special counsel with the law firm of Hinman, Howard & Kattell, LLP in Binghamton, New York.  He has more than 25 years of experience and service as a director and Chairman of the Board of Wilber National Bank and The Wilber Corporation (“Wilber”) before joining the Board in 2011 with the merger of Wilber into the Company.  He has extensive experience as a director and chairman of a national bank in overseeing all aspects of the operations of a financial institution and, as an attorney, he has significant knowledge of corporate governance, regulatory and business combination matters.  He served as a Trustee of Hartwick College in Oneonta, New York for 25 years and was awarded emeritus trustee status.  Because of Mr. Wright’s long involvement in the Oneonta and Greater Binghamton communities he has considerable familiarity with these markets and provides the Board with a unique insight in the challenges and opportunities facing financial institutions operating in those areas.

Communication with Directors

Shareholders and any interested parties may communicate directly with the Board by sending correspondence to the address shown below.  In addition, Shareholders or interested parties may contact or communicate with the Company’s Lead Director, James A. Wilson, as a representative of the independent directors in the same manner.  The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken.  If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that director.  Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company.  The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:

Community Bank System, Inc.
Attention: [Board of Directors or Specific Director]
5790 Widewaters Parkway
DeWitt, New York 13214-1883

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for senior executives of the Company.  The current stock ownership guidelines require (i) the CEO to own shares of Company common stock and share equivalents equal to the lesser of two times his base salary or 45,000 shares, and (ii) the Chief Financial Officer and other Executive Vice Presidents to own shares of common stock or share equivalents equal to the lesser of one times their base salary or 15,000 shares.  Senior executive officers are required to retain shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements.  All executive officers are in compliance with, and exceed, the requirements of the stock ownership guidelines.

The Board has also adopted stock ownership guidelines for directors of the Company.  The guidelines require each director to own shares of Company common stock and share equivalent units equal in value to the lesser of $125,000 or 10,000 shares within six years of becoming a director.  Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from directors’ deferment of cash director fees under the deferred compensation plan.  In addition, new directors are required to own at least $25,000 of common stock within one year of joining the Board.  All directors are in compliance with, and exceed, the requirements of the stock ownership guidelines.

Board’s Role in Risk Management Oversight

The Company does not view risk in isolation, but considers risk as part of its regular consideration of business strategy and business decisions.  Assessing and managing risk is the responsibility of the Company’s management, which establishes and maintains risk management processes, controls, and policies to balance risk mitigation and creation of shareholder value.  The Board oversees and reviews various aspects of the Company’s risk management efforts, either directly or through its committees, and exercises its risk oversight function in several ways.  The Board reviews and approves various policies that address and mitigate material risks.  This includes policies addressing credit risk, interest rate risk, investment risks, liquidity risks, operational risks, strategic risks and compliance/legal risks, among other matters.  The Board also reviews and monitors enterprise risks through various reports presented by management, internal and external auditors and regulatory examiners.

While the Board has primary responsibility for the oversight of the Company’s risk management, the Board’s standing committees support the Board by regularly addressing various risks in their respective areas of oversight.  Specifically, the Audit, Compliance and Risk Management Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in its oversight of various functions including: approving and reviewing the engagements and periodic reports of the Company’s independent auditor and internal audit department; reviewing periodic reports on risks related to bank compliance, information technology, credit review, security, Sarbanes-Oxley compliance, enterprise risk management, and our corporate insurance program.  The Compensation Committee reviews and considers risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks.  The Corporate Governance Committee considers only director candidates with appropriate experience and temperament and continues to ensure appropriate corporate governance policies are in place.  Finally, the Bank’s Loan/ALCO Committee oversees and reviews periodic reports from management on lending activities, asset quality and the investment portfolio.  Each of the committee chairs updates the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

Compensation of Directors

As directors of both the Company and the Bank, Board members receive an annual retainer of $25,000 and $1,250 for each Board meeting they attend, and committee members receive $1,000 for each committee meeting they attend.  Any executive officer serving on the Board does not receive an annual retainer or compensation for attending Board and committee meetings.  The Chair of the Board receives a retainer of $55,000 for serving in that capacity, as well as Board meeting fees for the meetings he attends.  The Chairs of the Audit, Compliance and Risk Management Committee and the Loan/ALCO Committee receive an annual retainer of $7,500; the Chairs of the Compensation Committee, Corporate Governance Committee, and the Strategic/Executive Committee each receive an annual retainer of $5,000; and the Chair of the Trust Committee receives an annual retainer of $2,500.  The Company pays the travel expenses incurred by each director in attending meetings of the Board.

The Compensation Committee of the Board engaged an independent compensation consultant in 2012 to review and provide advice with regard to the structure and level of compensation to Board members.  The purpose of the engagement was to assess whether the current Board compensation program is competitive and appropriate and to understand emerging practices and considerations for potential areas of modification.  Following the review and assessment there were no recommendations to modify the Board’s compensation program.

The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.  The following table summarizes the annual compensation paid to each non-employee director for his or her service to the Board and its committees in 2013.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	Total ($)
Brian R. Ace	$58,000	$28,908	$0	$86,908
Mark J. Bolus	62,250	28,908	0	91,158
Nicholas A. DiCerbo	78,250	28,908	(24,091)	83,067
Neil E. Fesette	61,000	28,908	0	89,908
James A. Gabriel	63,500	28,908	(33,920)	58,488
James W. Gibson, Jr.	63,000	28,908	0	91,908
Edward S. Mucenski	63,000	28,908	0	91,908
John Parente	57,000	28,908	0	85,908
Sally A. Steele	56,750	28,908	0	85,658
John F. Whipple, Jr.	59,000	28,908	0	87,908
Alfred S. Whittet	54,500	28,908	0	83,408
James A. Wilson	67,500	28,908	0	96,408
Brian R. Wright	53,000	28,908	0	81,908

(1)	Mark E. Tryniski, President and CEO, does not receive any compensation for his service as a director. Mr. Tryniski’s compensation is set forth in the Summary Compensation Table.

(2)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC
Topic 718 for equity awards granted in 2013 pursuant to 2004 Incentive Plan (as defined below).  The option award was made and vested on March 19, 2013, and the exercise price is $29.79.  As of December 31, 2013, each director had the following number of options outstanding:  Mr. Ace 58,517; Mr. Bolus 13,047; Mr. DiCerbo 70,550;
Mr. Fesette 13,047; Mr. Gabriel 90,054; Mr. Gibson 18,540; Mr. Mucenski 13,047; Mr. Parente 9,197; Ms. Steele 41,336;
Mr. Whipple 13,047; Mr. Whittet 4,631 (retired); Mr. Wilson 0; and Mr. Wright 9,197.

(3)
The amounts in this column represent the aggregate change in the value of the director’s Stock Balance Plan, a nonqualified plan which is described below.  The Board, upon recommendation of the Compensation Committee, took action to freeze benefits under this plan effective December 31, 2009.

(4)
No earnings are deemed above-market or preferential on compensation deferred under the Deferred
Compensation Plan for the directors.  Under the Deferred Compensation Plan, a director may choose to have his or her retainer and committee fees deferred to a future predetermined date pursuant to the plan.
Contributions are deemed to be invested in Company common stock which is deemed to earn dividends at the same rate as paid on actual shares.

Directors may elect to defer all or a portion of their director fees pursuant to the Company’s Deferred Compensation Plan for Directors.  Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”).  The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of the Company’s common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding.  On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five or ten year period.  The effect of the plan is to permit directors to invest deferred director fees in Company stock, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price.  To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders.  Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the company’s stock in the following amounts as of December 31, 2013: Mr. Ace, 26,384 units; Mr. Bolus, 1,975 units; Mr. DiCerbo, 56,107 units; Mr. Fesette, 6,070 units; Mr. Mucenski, 5,666 units; Mr. Parente, 2,316 units; Ms. Steele, 24,744 units; Mr. Whipple, 9,802 units; and Mr. Whittet, 3,209 units (retired).

Consistent with aligning director compensation with the long-term interests of Shareholders, Community Bank System, Inc.’s 2004 Long-Term Incentive Compensation Program (the “2004 Incentive Plan”) allows for the issuance of Non-Statutory Stock Options to nonemployee directors.  The Board believes that providing Non-Statutory Stock Options to nonemployee directors is consistent with the Company’s overall compensation philosophy by more closely aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and enabling the Company to continue to attract qualified individuals to serve on the Board.

Under the 2004 Incentive Plan, each nonemployee director is eligible to receive an annual stock option grant at the same time that equity awards are granted to executive officers in an amount determined by the Compensation Committee.  Each option granted to a nonemployee director is granted at an option price per share equal to the fair market value on the date of grant, and is exercisable on the date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant.  Each option remains exercisable after the grant date until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee’s service on the Board for cause (as defined in the 2004 Incentive Plan).  The number of shares of common stock which are subject to the option grant is based upon the performance of the Company for that year including the achievement of specified Company objectives and improvement in earnings per share targets for the Company.  Pursuant to the 2004 Incentive Plan, each eligible nonemployee director received an option to purchase 4,631 shares on March 19, 2013.

Also, to align director compensation with the long-term interests of Shareholders, effective January 1, 1996, the Board adopted a “Stock Balance Plan” for nonemployee directors of the Company who had completed at least six months of service as director.  The plan established an account for each eligible director.  Amounts credited to those accounts reflect the value of 400 shares of Company common stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 400 additional shares of common stock beginning in 1996, plus an annual earnings credit equal to the most recent year’s total return on the Company’s common stock.  Each director’s account balance does not vest until completion of six years of service and is payable in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board and is forfeitable in the event of termination from the Board for cause.  The Board, upon the recommendation of the Compensation Committee, froze benefits under the Stock Balance Plan as of December 31, 2009.

The Stock Balance Plan also provided for the grant of “offset options” to directors under the 2004 Incentive Plan.  The effect of these offset options is to permit the Company to reduce the grantee’s Stock Balance Plan account balance by an amount equal to the growth in value of the offset options (i.e., the amount by which the aggregate fair market value of the common stock underlying the offset options exceeds the aggregate exercise price of the offset options) as of the date on which the director’s account is valued, provided that a director’s account may not be reduced below zero.  As such, the offset options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but were intended to reduce the cost of director compensation to the Company.  In the event that the growth in value of a director’s offset options is less than the value of the director’s Stock Balance Plan account, the shortfall will be paid to the director in cash.  In the event that the growth in value of a director’s offset options exceeds the value of the director’s Stock Balance Plan account, no payment will be made to the director under the plan.

Transactions With Related Persons

Various directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) are indebted to the Bank through business and consumer loans offered in the ordinary course of business by the Bank.  All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

During the year ended December 31, 2013, the law firm of Franklin & Gabriel, owned by director James A. Gabriel, provided legal services to the Bank’s operations in its Finger Lakes markets; the law firm of DiCerbo & Palumbo, of which Director Nicholas A. DiCerbo is a partner, provided legal services to the Bank’s operations in its Southern Region markets; and Director Sally A. Steele provided legal services and related residential loan closing services through her law firm and related entities to the Bank’s operations in its Pennsylvania markets.  All of these relationships and transactions relate to the provision of legal services in connection with, and in support of, the Bank’s lending business in local and regional markets where the law firms are established and well-recognized in the communities.  For services rendered during 2013 and for related out-of-pocket disbursements, the law firm of DiCerbo & Palumbo received approximately $625,000 from the Bank for transactional and specialized commercial legal services and related loan closings with customers of the Bank.  For services rendered during 2013 and for related out-of-pocket disbursements, the law firm of Franklin & Gabriel and Sally A. Steele’s firm received less than $100,000 from the Bank for transactional and specialized commercial legal services and related loan closings with customers of the Bank.  In 2013, in connection with a pre-existing arrangement, the Bank’s advertising agency purchased advertising space from a company affiliated with Director Neil E. Fesette in a total amount of $16,288.  No advisory services were provided in connection with the purchase of this advertising.  These relationships are expected to continue in 2014 subject to review of such relationships in accordance with the Company’s related person transaction policy.  Pursuant to the terms of its written charter, the Audit, Compliance and Risk Management Committee is responsible for reviewing and approving related party transactions involving the Company or the Bank.  All of the related person transactions with the named directors were reviewed and approved by the Audit, Compliance and Risk Management Committee after the Audit, Compliance and Risk Management Committee determined that the transactions were performed at market terms and pricing and were consistent with the best interests of the Company.

The Company has a written policy, administered by the Audit, Compliance and Risk Management Committee, which provides procedures for the review and approval of related party transactions involving directors, executive officers, director nominees, and other related persons.  In deciding whether to approve such related party transactions, the Audit, Compliance and Risk Management Committee will consider, among other factors it deems appropriate, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company.  For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $100,000 in any calendar year, and (iii) a related party has a direct or indirect material interest.  Related persons include executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the forgoing persons, and any firm, corporation or other entity in which any of the forgoing persons has a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

Brian R. Ace, Mark J. Bolus, James W. Gibson, Jr., and Edward S. Mucenski served on the Compensation Committee for all or part of 2013.  There were no Compensation Committee interlocks or insider (employee) participation during 2013.

Director Meeting Attendance

The Board of Directors held 10 regular meetings and one special meeting during the fiscal year ended December 31, 2013.  During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.

The Company encourages all directors to attend each Annual Meeting of Shareholders.  All of the directors attended the Company’s Annual Meeting of Shareholders held on May 8, 2013.

Code of Ethics

The Company has a Code of Ethics for its directors, officers and employees.  The Code of Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company.  In addition, the Code of Ethics requires individuals to report illegal or unethical behavior they observe.

The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions.  This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.

The text of each Code is posted on the Company’s website at http://ir.communitybanksystem.com/govdocs.aspx?iid=100185 and is available in print to any Shareholder or interested party who requests it.  The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section contains a description and analysis of the Company’s executive compensation policies and practices.  The Compensation Committee of the Board of Directors reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the individuals listed in the compensation disclosure tables (the “named executives”).  The Compensation Committee consists of four members of the Board, each of whom is an independent, non-employee director.

In administering compensation policies and practices, the Committee seeks to (i) link pay and performance with Company executives having the opportunity to earn total compensation commensurate with the Company’s performance, (ii) align executives’ interests with those of our Shareholders, (iii) retain key executive talent, and (iv) ensure our compensation policies, and incentive plans, do not motivate excessive risk taking.  The Committee seeks to achieve its objectives by using a combination of incentive-based cash and equity award components focused on short-term tactical goals and longer term performance goals tied to creation of shareholder value.

The Company provides its Shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”).  At the Company’s Annual Meeting of Shareholders held in May 2013, over 95% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of our executive compensation program.  The Compensation Committee believes this vote affirms the Shareholders’ support of the Company’s approach to executive compensation; however, the Committee will continue to oversee the executive compensation programs consistent with the objectives set forth herein and consider the outcome of the Company’s future say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for the named executives.

The Compensation Committee’s written Charter is available at the Company’s website http://ir.communitybanksystem.com/govdocs.aspx?iid=100185 and in print to any person who requests a copy.

Executive Summary

The Company delivered strong operating performance in fiscal year 2013 and continued to exhibit positive trends in many areas including profitability, credit quality, expense management and total shareholder return:

	2013	2012	Percentage Change
Net Interest Income	$238.1 million	$230.4 million	3.3%
Net Income	$78.8 million	$77.1 million	2.3%
Diluted Earnings per Share	$1.94	$1.93	0.5%
Non-performing Loans/ Total Loans	0.54%	0.75%	(28.0%)
Dividends Declared per Share	$1.10	$1.06	3.8%

The Company has consistently returned significant value to its Shareholders.  Its compounded annual total shareholder return for the past three years is 17.0%.  In 2013, the Company achieved numerous performance objectives including the following milestones:

•	In August, the Company increased its quarterly cash dividend to Shareholders by 3.7%, to $0.28 per share, marking its 21st consecutive year of annual increases.

•	In October, the Company was added to the Barron’s 400 Index, a collection of the most fundamentally sound and attractively priced stocks from across the market.

•
In December, Forbes named the Company the fourth best performing bank in America.  Also, the Bank successfully acquired and integrated eight Bank of America, N.A. branches in its Northeastern Pennsylvania market.

After considering the Company’s operating performance and return to Shareholders, the Compensation Committee took the following actions relating to 2013 performance and structuring incentive compensation with regards to its named executives and key employees:

•
Approved annual incentive awards at the level of 105% of the target amount based on the determination that the Company’s performance was above pre-established performance goals, as described on pages 25 to 26;

•
Granted long-term incentive/equity grants that are predominantly performance-based, including stock options that require stock price appreciation and long-term performance restricted shares that only vest upon achievement of certain levels of total shareholder return by the Company in comparison to a market benchmark index over a three year performance period, as described on pages 26 to 27; and

•
Recommended a successor 2014 Long-Term Incentive Plan as presented for approval by the Shareholders to replace the expiring 2004 Incentive Plan to provide a means to continue to motivate the management of the Company through incentive equity-based compensation.

Role of Compensation Committee, Compensation Consultants and Executive Officers

The Compensation Committee is responsible for the development, oversight and administration of the Company’s compensation and benefit programs.  In carrying out its duties, the Committee reviews and approves the Company’s goals and objectives with respect to the CEO and other executives and seeks to align compensation with the Company’s business objectives and performance.  The Compensation Committee also evaluates the performance of the CEO and the other executives in light of such goals and objectives and determines their compensation level based on such evaluation.  The Committee also oversees the administration of broad-based compensation plans for the Company and its subsidiary entities, the review of succession planning for key positions in the Company, and the review and approval of executive employment agreements subject to approval by the Board.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the ability pursuant to its charter to select and retain the services of independent compensation consultants in its sole authority.  The Committee retained the executive compensation firm of Exequity LLP (“Exequity”) to serve as its independent consultant in reviewing and providing advice related to the Community Bank System, Inc. 2014 Long-Term Incentive Plan (the “2014 Incentive Plan”), as further described in Proposal Three of this Proxy Statement.  The Committee has assessed the independence of Exequity pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Exequity from serving as an independent consultant to the Committee.  Exequity provided no services to the Company or its management other than services related to the Company’s successor long-term incentive plan.

During 2011, 2012 and 2013, the Committee also retained the executive compensation firm of Pearl Meyer & Partners (“PM&P”) to serve as its independent consultant, providing information and advice related to executive and Board compensation.  During this period, PM&P: (i) assessed the Company’s executive compensation and performance compared to peers, (ii) reviewed CEO pay and performance alignment, and (iii) made recommendations related to incentive plan targets.  PM&P presented the results of its reviews and recommendations to the Compensation Committee in October 2011 for the Committee’s use in confirming the appropriateness of the Company’s executive compensation compared to market and performance.  PM&P’s compensation findings were used by the Committee in reviewing executive compensation matters for 2011 and 2012.  Also, the Committee retained PM&P in 2012 to review and provide advice on the structure and level of compensation for the Board members.  The purpose of the engagement was to assess whether the current Board compensation program is competitive and appropriate and to understand emerging practices and considerations for potential areas of modification.  Following the review and assessment there were no recommendations to modify the Board’s compensation program.  Finally, in 2013 the Committee retained PM&P to review proposed changes in the supplemental retirement benefits for Messrs. Donahue and Getman.  Following its review, PM&P found the proposed changes to be reasonable and within competitive practices.

The Committee has assessed the independence of PM&P pursuant to SEC rules and concluded that no conflict of interest exists that would prevent PM&P from service as an independent consultant to the Committee.  PM&P provided no services to the Company or its management other than services related to the Company’s compensation programs.

Although the Compensation Committee makes independent determinations on all matters related to compensation of the named executives utilizing executive sessions without management present, certain members of management are requested to attend and provide input to the Committee throughout the year.  The Compensation Committee receives input from Company management, including the CEO, Chief Financial Officer (“CFO”), Chief Human Resources Officer, General Counsel and others as needed to ensure that it has the information and perspective needed to carry out its duties.

At the beginning of each fiscal year, the Compensation Committee discusses the Company’s performance and sets performance goals and objectives with the input and recommendation of the CEO for the Company’s short-term Management Incentive Plan (“MIP”).  In monitoring performance during the course of the year, the Committee receives updates and information from the CFO to verify and track the Company’s financial performance and progress in achieving the objectives established under the MIP plan.  The Committee uses such information in monitoring performance and ultimately determining the annual incentive compensation awards earned by named executives and participants under the MIP plan at the end of the fiscal year.

Philosophy and Objectives

The Company’s ability to attract and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders.  The Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters.  First, compensation is targeted to be near the median of the market.  Second, when we exceed our performance goals and peers, our total compensation is designed to reward employees with pay above median.  Similarly, if our performance does not meet our goals or falls below our peers, our compensation is designed to fall below median.  To support this pay-performance alignment, a significant amount of our executives’ total compensation is incentive based and tied to the achievement of Company performance goals and long-term Shareholder value.  We believe pay-performance alignment should be evaluated over a multiple year period since much of our pay is related to longer-term performance results.

The Compensation Committee structures the annual cash incentive and equity-based elements of the compensation program to promote the achievement of the Company’s long-term growth goals, including improvement in earnings per share (“EPS”) each year, improvement in return on equity, and achievement of total shareholder returns at or above our peer group’s returns.  EPS is generally defined as the Company’s net income divided by the weighted average number of shares outstanding during that period.  We believe EPS reflects the best measurement of the Company’s performance and progress towards continuously increasing Shareholder value.

The Company’s executive compensation program seeks to:

1.           Attract, retain and motivate highly qualified executives through both short-term and long-term incentives that emphasize overall Company and group performance;

2.           Provide incentives to increase Shareholder value by:

•	aligning incentive compensation to financial and non-financial performance measures tied to creation of Shareholder value, and

•	utilizing equity-based compensation to encourage our executives to have an ownership perspective and align their interests with those of the Company’s Shareholders;

3.           Manage compensation costs through the use of performance-based compensation tied to corporate and individual performance criteria focused on sustainable long-term earnings growth of the Company;

4.           Structure compensation criteria so that achievement of corporate and individual goals do not encourage excessive risk taking;

5.           Prohibit any tax gross-up provisions in employment related agreements and limit perquisites and personal benefits to those that support the business function of the executive; and

6.           Require senior executives to retain substantial amounts of the Company’s stock in proportion to such executive’s position with the Company pursuant to its stock ownership policy.

Policies and Procedures

To achieve the compensation program’s objectives, the Company utilizes the following policies and procedures.

The Company seeks to provide competitive compensation based on market data.  The Company compares its cash, equity and benefits-based compensation practices with those of other companies of similar size operating in similar geographic market areas.  The Compensation Committee considers various industry surveys including the American Bankers Association, the New York Bankers Association Compensation Report, the Pennsylvania Bankers Association, and the World at Work Compensation Survey to confirm the appropriateness of overall compensation levels and the components of compensation for executives.  The Compensation Committee utilizes multiple sources of data, as well as engaging independent compensation consultants from time to time for independent analysis and input regarding benchmarking the Company’s compensation programs with comparable financial institutions.

The Company encourages teamwork.  The Company recognizes that its long-term success results from the coordinated efforts of employees, working towards common, well-established objectives.  While individual accomplishments are encouraged and rewarded, the performance of the Company as a whole is a determining factor in total compensation opportunities.

The Company strives for fairness in the administration of compensation.  The Company strives to ensure that compensation levels accurately reflect the level of responsibility that each individual has within the Company.  Executives are informed of individual and Company-wide objectives.

Goal setting, performance review and aligning variable pay to performance.  Performance assessment involves the following:

1.           At the beginning of each fiscal year, the Company’s CEO distributes written performance goals and objectives as approved by the Compensation Committee and the full Board.  Performance goals include specific financial and operational objectives for the Company.

2.           All performance goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that progress is assessed on a continuing basis over the course of the year.

3.           At the end of the fiscal year, Company and individual performance is evaluated against the established goals.  These evaluations, as well as consideration of an individual’s position responsibilities, affect decisions on the individual’s base salary, cash incentive, and equity-based compensation.

Compensation Best Practices

We continue to implement our executive compensation program in a manner that is designed to reinforce our philosophy of aligning each named executive’s compensation with our short-term and long-term performance.  We use the following practices in order to align our compensation philosophy with those practices generally considered to promote Shareholder value:

•	Pay for performance. A significant percentage, 53% for our CEO, of the named executive’s total compensation varies with Company performance.
•
Correlation between incentive compensation, performance measures, and strategic objectives.  Performance measures for our MIP and our long-term equity-based incentive compensation are tied to a balance of both strategic and near-term operating objectives designed to create long-term Shareholder value.

•	Significant stock ownership requirements. The CEO and senior executives are subject to the Company’s stock ownership requirements set forth on page 13.
•	Limited perquisites. The Company provides limited perquisites to our named executives only on the basis of a sound business rationale.
•
Policy on insider trading that prohibits hedging of Company securities.  We prohibit our named executives and directors from pledging shares on margin, trading in derivative securities of our common stock, or hedging with respect to Company stock.

•
“Double trigger” in the event of a change in control.  Our change in control provisions are “double−triggered,” requiring a change in control and a subsequent involuntary termination without cause or voluntary termination for good reason in order for the named executive to become entitled to compensation and benefits under the change in control provision.

•
Clawback of certain compensation in the event of restatement.  Our senior executives and other employees are subject to our recoupment policy (“clawback”) for incentive compensation in the event of certain financial restatements.

•	No tax gross ups. We do not provide tax “gross−ups” to our executives in any plan or agreement.

Overview of the Company’s Compensation Program

The Company’s business model is to offer financial products and services of a comprehensive and sophisticated nature while providing a level of customer service which exceeds the service quality delivered by other financial institutions in our markets.  The delivery of those products and services, in ways that enhance Shareholder value, requires that the Company attract key people, promote teamwork, and reward results.  To further these goals, the Company maintains the following compensation programs.

Cash-Based Compensation

Salary.  The Company sets base salaries for employees by reviewing the total cash compensation opportunities for comparable positions in the market.  Our objective is to pay salaries that are commensurate with market levels and recognize the role, experience, performance and contributions of each executive to our success.

Management Incentive Plan.  In order to focus and reward our key management for achievement of our annual business objectives, we provide a portion of compensation that is tied to the Company’s performance.  Our management incentive plan covers our key management and officers and during 2013 approximately 33% of the Company’s employees participated in the MIP.  Incentive award levels, expressed as a percentage of salary, are established for different organizational levels within the Company.  For the named executives, their respective awards reflect a combination of the Company’s performance relative to corporate wide financial and tactical objectives and their own performance as discussed on pages 25 to 26.

Equity-Based Compensation.  The Company uses equity-based compensation, including stock options and restricted stock, as a component of total compensation, to align the interests of management with those of the Shareholders.  The Board typically awards equity-based compensation on an annual basis, although grants are not guaranteed and are made at the discretion of the Compensation Committee.  Equity awards are targeted to reflect a percentage of salary which have been established for different organizational levels within the Company based on market practice and our desire to focus a meaningful portion of total compensation in long-term, stock-based compensation.  Equity awards typically consist of a combination of time and performance vested restricted stock and stock options.  This portfolio approach helps achieve multiple objectives focused on (i) aligning value of grants with future performance (stock price and predefined performance goals), (ii) encouraging stock ownership, and (iii) providing retention incentives for our top talent.  Stock options and restricted stock can also serve as an effective tool in recruiting key individuals to work for the Company and vesting requirements encourage those individuals to continue in the employ of the Company.  The Company has, on occasion, issued limited amounts of restricted stock to individuals to support specific business objectives, including rewarding performance in special assignments and recognizing extraordinary service in consummating acquisitions.  The Company utilizes both time and performance criteria in the vesting conditions for stock options and restricted shares to better correlate equity compensation with the long-term performance of the Company.

Benefits

All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace.  These benefits and related plans help ensure that the Company has a productive and focused workforce.  The Company utilizes a retirement and 401(k) savings plan to enable employees to plan and save for retirement.

The Company’s tax-qualified 401(k) employee stock ownership plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code.  The Company provided a matching contribution up to 4.5 percent of the contributing participant’s salary in 2013 subject to various limits imposed by the Internal Revenue Service (“IRS”).

Compensation of the Named Executives

The compensation program for senior executives is built around the philosophy of targeting market-median compensation with incentive components that vary above or below market to reflect Company and individual performance.  The Company’s compensation program consists of three primary elements:

•	base salary;
•	annual cash bonus pursuant to the MIP; and
•	equity-based long-term incentives.

Consistent with the Company’s goal to emphasize performance-based and variable compensation, as a group, approximately 53% of Messrs. Tryniski’s, Kingsley’s, Donahue’s, Getman’s and Serbun’s 2013 compensation is attributable to base salary and approximately 47% is attributable to variable performance-based incentive compensation (consisting of annual bonus and equity awards).

Base Salary

The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each individual named executive.  Each year, the Company reviews base salaries and targets salary compensation at or near the median base salary practices of the market, but maintains flexibility to vary from market-median practices to reflect individual performance and contributions.  Generally, the Compensation Committee starts the total compensation review for executives by reviewing any identified compensation trends and any recommendations with respect to the base salary of named executives.  The Committee recognizes that base salaries are the foundation for many other pay programs to the extent they are expressed as percentages of base salary (e.g., the cash incentive under the MIP is a percentage of the executive’s base salary).  As a result, the Committee carefully considers the appropriate levels of base salaries to ensure proper pay mix and positioning.

Annual Incentive Payments under the Management Incentive Plan (MIP)

Annual incentives under the MIP are designed to reward performance-based on achievements relative to specified Company performance goals.  The Compensation Committee retains discretion to adjust awards based on factors related to the Committee’s assessment of the Company’s performance, management’s overall performance as a group, individual performance, and risk assessment of performance goals.  The Compensation Committee may also takes into account management’s performance in addressing unanticipated matters, general economic conditions and industry-specific factors, and other factors deemed relevant by the Committee.

The predominate metric in the Compensation Committee’s evaluation of performance is a review of the achievement of the predetermined annual corporate goals.  The goals are intended to focus management’s strategic priorities in the operation of the Company and are not intended to be the only element in the Committee’s determination of incentive bonuses.  Accordingly, the compensation of each executive officer is based in part on the assessment of the achievement of these corporate goals and in part on the subjective assessment of other factors the Compensation Committee determines relevant for performance during the year.

At the beginning of each fiscal year, the Compensation Committee establishes annual corporate performance goals.  Corporate goals are proposed by the President and CEO, reviewed and approved by the Committee and also approved by the Board on an annual basis.  The Committee considers and assigns a relative weight to appropriately focus efforts on corporate goals that are intended to enhance Shareholder value.  Prior to approving payment of the incentive bonuses for 2013, the Committee evaluated the Company’s performance by assessing if, and the extent to which, the Company achieved or failed to achieve the corporate goals approved by the Board at the beginning of fiscal year 2013.  Based on its assessment of performance in achieving the predetermined goals and other factors deemed to be relevant, the Committee determined that the Company’s performance was above target level by 5% resulting in awards for the 2013 year (paid in 2014) equivalent to 105% of the target amount.

The Company’s corporate goals for payments made under the 2013 MIP and the level at which the Compensation Committee determined they were achieved are as follows:

	Corporate Goal	Target Relative Weight	2013 Achievement
(1)	Improvement in earnings per share above prior year	25%	0%
(2)	Achievement of operating efficiency ratio objectives	10%	150%
(3)	Achievement of retail banking goals including organic growth in loans and deposits	15%	150%
(4)	Achievement of tactical objectives including branch efficiency and implementation of new processing systems	15%	150%
(5)	Achievement of commercial banking operating objectives including loan growth and related business deposits	15%	100%
(6)	Maintenance of asset quality metrics	10%	150%
(7)	Achievement of earnings goals for wealth management and benefit administration businesses	10%	150%
	Total Weighted Achievement Level	100%	105%

Please see the Summary Compensation Table presented on page 30 and related footnotes for more information regarding the amount received by each of the named executives under the MIP.

Equity-Based and Other Long-Term Incentive Compensation

The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant percentage of executive compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company’s stock and other indicators that reflect improvements in business fundamentals.  Accordingly, in determining total compensation levels, the Compensation Committee includes annual grants of equity-based awards to the named executives (as presented on page 32) and other key employees which are designed to accomplish long-term objectives of the Company’s compensation program.

Each year the Compensation Committee determines equity-based awards which are granted under the Company’s 2004 Incentive Plan.  The Company structures its equity program to provide that the named executives receive 75 percent of their target equity compensation on an annual basis (the “annual equity awards”); half of which is in the form of time vested stock options and half in the form of time vested restricted stock.  The remaining 25 percent of the target award is granted in the form of long-term performance-stock awards with vesting of these awards contingent upon achieving specific long-term performance measures over a three year period (the “performance equity award”).

The annual equity awards are awarded each year based on a combination of the Company’s performance and individual performance determined by the Compensation Committee with the target level of such awards tied to the named executive’s base salary and responsibilities.  The annual equity awards vest pro rata over a five year period in order to encourage the executives to continue their service with the Company.  Please see the Grants of Plan-Based Awards Table presented on page 32 and related footnotes for more information regarding the amount of stock options and restricted stock received by each of the named executives in connection with the annual equity awards.

The Committee granted a long-term performance equity award to the named executives and senior management in March 2013 consisting of shares of performance restricted stock the terms of which provide that between zero and 200% of the target award may be earned over the three-year performance period starting January 1, 2013 and ending December 31, 2015.  The performance metric used to determine the level of achievement over the three-year performance period is based on the difference, measured in percentage points, between the Company’s total shareholder return (stock price and dividends) and a benchmark total return index.  The KBW Regional Banking Index (KRX) was selected as the benchmark total return index because it was deemed to be an objective measure of the Company’s performance and would provide a significant ongoing incentive to increase the long-term total returns for Shareholders.

The Committee established threshold, target and maximum levels of performance based on the Company’s total shareholder return over the three-year performance period in comparison to the benchmark index providing the named executives may earn as much as 200% of the target amount or as little as zero of the target amount of shares depending upon the Company’s performance as determined by the Committee at the end of the performance period.

The following table shows the threshold, target and maximum performance levels and payout opportunities under the performance equity award.

Performance Levels Established by the Compensation Committee

Performance Measure	Threshold	Target	Maximum

Company annual Total Shareholder Return (“TSR”) compared to benchmark KBW annual Total Shareholder Return (“KBW TSR”) (both measured in terms of percentage point increase or decrease over the performance period)
	Company TSR is less than KBW TSR by 5 percentage points or more annually, then the payment opportunity is zero.	Company TSR is equal to or within 1.99 percentage points annually of the KBW TSR, then the payment opportunity is 100% of Target Amount.	Company TSR exceeds the KBW TSR by 5 percentage points or more annually, then payment opportunity is 200% of Target Amount.

The Committee determined the target performance levels based on appropriate stretch performance goals taking into consideration the benchmark index, performance period, and range of performance measure criteria tied to the payout opportunity.  The performance restricted stock award includes dividend equivalent right that will accrue, in the form of additional shares of common stock, if and only to the extent that the performance restricted stock is earned and vested at the end of the performance period.  At the end of the three-year performance (December 31, 2015), the Compensation Committee will determine whether the achievement level is met, and at what level, under the performance measures for the long-term performance equity award.

The Company is precluded from repricing options or granting options retrospectively under its 2004 Incentive Plan or proposed successor 2014 Incentive Plan.  All grants to executive officers require the approval of the Compensation Committee.  The Company’s general practice is to grant equity awards only on the annual grant date, although there are occasions when grants have been made on other dates, such as the employment of new employees with grants being made as of the date of hire.  The exercise price of the stock options is set at the fair market price of a share of the Company’s common stock on the NYSE on the date of grant.

Please see the Summary Compensation Table and the Grants of Plan-Based Awards Table presented on pages 30 to 33 and the accompanying narrative disclosure for more information regarding the number and value of the stock option awards received by each of the named executives.

Other Benefits

Although other personal benefits are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of personal benefits whose purpose is to support those executives in their business functions.  The Company provides the following benefits to the named executives, as quantified in the Summary Compensation Table.

•	local club memberships to enable executives to interact and foster relationships with customers and the local business community. Memberships do not exceed $10,000 for each named executive;

•	use of a Company-owned vehicle for those executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border; and

•	group term life insurance coverage in excess of limits generally available to employees.

Please see the Summary Compensation Table and accompanying narrative disclosures presented on pages 30 to 31 for more information on personal benefits the Company provides to the named executives.

Retirement and Other Benefits

The Company provides retirement benefits through a combination of a Pension Plan and a 401(k) Plan for most of its regular employees, including the named executives.  The 401(k) Plan and the Pension Plan are more fully described under the section entitled “Retirement Plan Benefits” on page 34.  The Pension Plan is available to all of the Company’s employees after one year of service.

Certain named executives are also covered by an individual supplemental retirement agreement that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations.  The Company’s supplemental retirement agreements are described under the section entitled “Retirement Plan Benefits.”

The Company offers the named executives and certain other senior level executives the ability to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Bank System, Inc. (the “Deferred Compensation Plan”).  The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.”

The Company has entered into an employment agreement with each of the named executives.  These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of the named executives.  The agreements, which also include change in control provisions, are more fully described under the section entitled “Employment Agreements.”  Such change in control provisions all contain a “double trigger,” providing benefits only upon a termination without cause or a termination for good reason in connection with a change in control and do not provide for any tax gross-ups payments upon a change in control event.

Succession Planning

The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management.  In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan.  The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deduction available to public companies for compensation paid to each the CEO and the three other most highly compensated executive officers, not including the CFO.  Qualified performance-based compensation is excluded from the deduction limitation.  The Compensation Committee considers the implications of Section 162(m) in structuring and managing executive compensation and generally intends to maximize the tax deductibility of compensation, while it retains discretion to structure executive compensation in the best overall interests of the Company and award compensation that exceeds deductibility limitations if deemed appropriate.

Compensation Recovery

The Company has adopted a clawback policy which states that if a senior executive or other employee has engaged in fraud or intentional misconduct that caused or otherwise contributed to the need for a material restatement to the Company’s financial results, the Board will determine whether the incentive-based compensation received by such executive or employee would have been lower based upon the restated results and it will seek recoupment of such overpayment to the extent permitted by applicable law.  Any recoupment under the clawback policy may be in addition to any other disciplinary action the Board may determine, including the termination of employment.

Policy Regarding Derivatives, Pledging and Hedging

The Company has adopted a policy that prohibits all of its directors and employees, including the named executives, from engaging in short sale transactions, pledging shares on margin, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments that are designed to hedge or offset any decrease in the market value of our common stock.

Recent Developments

The Company’s 2004 Incentive Plan is set to expire on June 30, 2014.  The Compensation Committee has reviewed the terms of a successor plan, the 2014 Incentive Plan and engaged an independent compensation consultant, Exequity, to review and provide advice regarding the successor long-term incentive plan.  For additional details regarding the proposed 2014 Incentive Plan, please see page 44 for a description of the Board’s proposal to obtain Shareholders approval of the 2014 Incentive Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon its review and discussion with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Mark J. Bolus, Chair
Brian R. Ace
James W. Gibson, Jr.
Edward S. Mucenski

EXECUTIVE COMPENSATION DISCLOSURE TABLES

The following table summarizes the compensation of the named executives for the fiscal years end December 31, 2013, 2012 and 2011.  The named executives are the Company’s CEO, CFO, and the three other most highly compensated executive officers ranked by their total compensation in the table below.  The material terms of the employment, consulting and separation agreements with the named executives are set forth under the section entitled “Employment Agreements.”

SUMMARY COMPENSATION TABLE
for
Fiscal Years End December 31, 2013, 2012 and 2011

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Mark E. Tryniski President, Chief Executive Officer and Director	2013	$656,000	$459,357	$147,884	$344,000	($3,413)	$32,143	$1,635,971
	2012	$620,000	$136,763	$138,279	$271,250	$578,229	$32,278	$1,776,799
	2011	$465,149	$96,034	$96,024	$328,820	$532,509	$31,152	$1,549,688
Scott A. Kingsley Executive Vice President and Chief Financial Officer	2013	$400,013	$203,707	$65,581	$147,000	($31,663)	$26,551	$811,189
	2012	$375,000	$60,150	$60,828	$115,000	$178,100	$26,105	$815,183
	2011	$330,000	$43,311	$43,313	$170,000	$107,599	$25,608	$719,831
Brian D. Donahue Executive Vice President and Chief Banking Officer	2013	$325,050	$165,530	$53,290	$120,000	$389,179	$24,652	$1,077,701
	2012	$300,000	$48,120	$48,660	$97,000	$256,546	$23,563	$773,889
	2011	$270,000	$35,431	$35,435	$135,000	$173,385	$21,231	$670,482
George J. Getman Executive Vice President and General Counsel	2013	$355,100	$180,841	$58,221	$130,500	$41,811	$27,098	$793,571
	2012	$335,000	$53,732	$54,337	$108,600	$68,223	$15,305	$635,197
	2011	$325,000	$42,654	$42,651	$180,000	$58,127	$14,192	$662,624
Joseph F. Serbun Senior Vice President and Chief Credit Officer	2013	$235,004	$74,792	$24,082	$62,000	$6,191	$33,607	$435,676
	2012	$220,000	$22,045	$22,301	$52,125	$22,049	$35,249	$373,769

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock awards issued in the applicable year pursuant to the Company’s
2004 Incentive Plan computed in accordance with FASB ASC Topic 718.  Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2014.  Included in the 2013 award are performance restricted stock granted pursuant to the 2004 Incentive Plan.  This long-term equity award has a three-year vesting schedule tied to the satisfaction of long-term performance goals over that three year period.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock option awards in the applicable year pursuant to the 2004 Incentive Plan computed in accordance with FASB ASC Topic 718.  These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options.  Assumptions used in the calculation of these amounts are included in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K which was filed with the SEC on
March 3, 2014.

(3)
For all named executives, the amounts shown in this column reflect amounts earned under the Company’s MIP, an annual cash award plan based
on performance and designed to provide incentives for employees.   Cash payments are typically paid in the subsequent year.  The awards for the
2013, 2012, and 2011 plan year (paid in 2014, 2013 and 2012) were approximately 105%, 87%, and 141%, respectively, of the target amount, subject to adjustment for individual performance.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the
Company’s Pension Plan and the named executive’s individual supplemental executive retirement agreement.  No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan.  All contributions to the Deferred Compensation
Plan are invested in investment options selected by the named executive from the same array of options predetermined by the Company.

(5)
The amounts in this column include: (a)  the reportable value of the personal use of Company-owned vehicles or allowances amounting to $10,594 for
Mr. Tryniski, $5,242 for Mr. Kingsley, $6,237 for Mr. Donahue, $11,502 for Mr. Getman, and $13,200 for Mr. Serbun; (b) the value of group term life and long term disability insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Tryniski, Kingsley, Donahue, Getman, and Serbun received $966, $726, $3,376, $1,566, and $966, in 2013, respectively; (c) the Company’s contributions to the 401(k) Plan, a defined contribution plan, amounting to $11,475 for Mr. Tryniski, Mr. Kingsley, Mr. Donahue, Mr. Getman, and Mr. Serbun; and (d)  the Company’s payment for country and/or social club memberships amounting to $9,108 for Mr. Tryniski and Mr. Kingsley, $3,564 for Mr. Donahue, $2,555 for Mr. Getman, and $7,966 for
Mr. Serbun.  The Company does not maintain any “split-dollar” arrangements for the named executives.

The following Grants of Plan-Based Awards Table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2013.  All equity awards are made under the terms of the 2004 Incentive Plan and the non-equity awards are made under the terms of the Company’s MIP.  The MIP awards were subject to the satisfaction of 2013 performance objectives and were paid in 2014.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of options awards	Grant date fair value of stock and option awards
		Threshold ($)	Target ($)	Maximum ($)
Mark E. Tryniski		$0	$328,000	$533,000
	3/19/13					23,691(2)	$29.79	$147,884
	3/19/13				4,945(3)			$147,312
	3/19/13				19,781(4)			$312,045
Scott A. Kingsley		$0	$140,005	$227,507
	3/19/13					10,506(2)	$29.79	$65,581
	3/19/13				2,193(3)			$65,329
	3/19/13				8,772(4)			$138,378
Brian D. Donahue		$0	$113,768	$184,872
	3/19/13					8,537(2)	$29.79	$53,290
	3/19/13				1,782(3)			$53,086
	3/19/13				7,128(4)			$112,444
George J. Getman		$0	$124,285	$201,963
	3/19/13					9,327(2)	$29.79	$58,221
	3/19/13				1,947(3)			$58,001
	3/19/13				7,787(4)			$122,840
Joseph F. Serbun		$0	$58,751	$95,470
	3/19/13					3,858(2)	$29.79	$24,082
	3/19/13				805(3)			$23,981
	3/19/13				3,221(4)			$50,811

(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on December 31 of the year before payment is made.  The actual awards for the 2013 plan year (paid in 2014) were approximately 105% of the target amount set forth in this table due to the performance levels achieved for 2013 being above target by 5%.  The MIP awards could be increased for above targeted performance and reduced for less than targeted performance based upon the corporate goals described under the section entitled
“Incentive Payout pursuant to the Management Incentive Plan” and personal performance.  The MIP awards earned by the named executives in 2013 and paid in 2014 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
These amounts were determined based upon the satisfaction of the 2013 MIP performance objectives.

(2)
The stock options are granted pursuant to the 2004 Incentive Plan.  The options are subject to time vesting requirements.  The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on March 19, 2014, 2015, 2016, 2017, and 2018.  Upon
the named executive’s termination, the named executive generally has three months to exercise any vested options.  Except for employees retiring in good standing, all unvested options at the date of termination are forfeited.  For employees who retire in good standing, all unvested options will become vested as of the retirement date.  Such retirees may exercise the options before the expiration date.

(3)
The shares of restricted stock are granted pursuant to the 2004 Incentive Plan.  The restricted stock vests ratably over five years and are subject to forfeiture upon termination of employment for any reason.  For employees who retire in good standing, all unvested restricted stock will become vested as of the retirement date.  During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the shareholders and the right to receive all dividends.  Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

(4)
The shares of performance restricted stock are granted pursuant to the 2004 Incentive Plan.  This long-term equity award has a three-year vesting scheduled tied to the satisfaction of long-term performance goals over that three year period.  During the vesting period, the named executive shall have the right to vote all of the performance restricted shares at any meeting of the shareholders and will upon vesting receive shares of the Company stock equivalent to the dividends paid on such stock during the term of restriction.  Nonvested shares may not be sold, exchanged or otherwise transferred.  Depending upon the achievement level of the three-year long-term performance goals as determined by the Board of Directors at December 31, 2015, the named executives may receive the maximum, target or no shares from this award.

The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Mark E. Tryniski	15,574 13,058 41,949 10,416 5,742 4,320 0	0 3,265 0 6,944 8,615 17,283 23,691	$18.09 $18.08 $17.82 $19.48 $27.36 $28.78 $29.79	1/16/2018 1/29/2019 4/22/2019 1/20/2020 1/19/2021 3/21/2022 3/19/2023	13,648	$541,553	19,781	$784,910
Scott A. Kingsley	12,444 16,555 6,536 5,005 4,002 2,590 1,900 0	0 0 0 1,252 2,669 3,886 7,603 10,506	$23.74 $22.94 $18.09 $18.08 $19.48 $27.36 $28.78 $29.79	1/18/2016 1/17/2017 1/16/2018 1/29/2019 1/20/2020 1/19/2021 3/21/2022 3/19/2023	5,889	$233,675	8,772	$348,073
Brian D. Donahue	11,682 14,084 5,535 4,119 14,978 3,289 2,119 1,520 0	0 0 0 1,030 0 2,194 3,179 6.082 8,537	$23.74 $22.94 $18.09 $18.08 $17.82 $19.48 $27.36 $28.78 $29.79	1/18/2016 1/17/2017 1/16/2018 1/29/2019 4/22/2019 1/20/2020 1/19/2021 3/21/2022 3/19/2023	4,780	$189,670	7,128	$282,839
George J. Getman	7,268 3,940 2,550 1,697 0	1,817 2,627 3,827 6,792 9,327	$18.08 $19.48 $27.36 $28.78 $29.79	1/29/2019 1/20/2020 1/19/2021 3/21/2022 3/19/2023	5,581	$221,454	7,787	$308,988
Joseph F. Serbun	0 0 1,039 696 0	477 923 1,560 2,788 3,858	$18.08 $19.48 $27.36 $28.78 $29.79	1/29/2019 1/20/2020 1/19/2021 3/21/2022 3/19/2023	2,182	$86,582	3,221	$127,809

(1)	Stock options and restricted stock are not transferable.

(2)
Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period.  For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on January 1, 2013, the final portion of the award vested on January 1, 2008).

(3)
Employee restricted stock generally vests in five equal installments over a five year period on either January 1 or March 1 of each year, except for performance restricted stock which are subject to satisfaction of performance goals evaluated as of December 31, 2015.  The restricted stock reflected in this column was granted on January 29, 2009, January 20, 2010, January 19, 2011, March 21, 2012, and March 19, 2013.

(4)	Based on the closing market value of the Company’s common stock on December 31, 2013 of $39.68 per share, as reported on the NYSE for the last trading day of the year.

(5)
These shares are performance-based restricted stock granted to the named executives in January 2013.  The amount shown represents the maximum amount of shares that may be issued to the named executives upon achievement of the maximum performance criteria set for the on page 27.  The actual amount of restricted shares that may vest depends upon the satisfaction of the performance criteria which will be determined following the completion of the end of the three-year performance period ending on December 31, 2015.  The market value of this award was computed in accordance with FASB ASC Topic 718, based on a Monte-Carlo simulation, which may not be reflective of the current intrinsic value of the restricted shares.

The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2013.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark E. Tryniski	82,032	$860,009	4,227	$117,085
Scott A. Kingsley	25,139	$241,481	1,751	$48,539
Brian D. Donahue	19,217	$146,323	1,437	$39,821
George J. Getman	12,585	$193,055	1,516	$42,041
Joseph F. Serbun	3,289	$34,472	531	$14,759

(1)	The value realized equals the fair market value of the shares on the date of exercise less the exercise price.

(2)	The value realized on the restricted stock is the fair market value on the date of vesting.

RETIREMENT PLAN BENEFITS

The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements.  Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark E. Tryniski	Community Bank System, Inc. Pension Plan	11	$484,020	$0
	Supplement Executive Retirement Agreement	11	$1,502,652	$0
Scott A. Kingsley	Community Bank System, Inc. Pension Plan	9	$367,868	$0
	Supplement Executive Retirement Agreement	9	$190,322	$0
Brian D. Donahue	Community Bank System, Inc. Pension Plan	22	$909,673	$0
	Supplement Executive Retirement Agreement	22	$645,470	$0
George J. Getman	Community Bank System, Inc. Pension Plan	6	$163,432	$0
	Supplement Executive Retirement Agreement	6	$174,772	$0
Joseph F. Serbun	Community Bank System, Inc. Pension Plan	6	$71,083	$0

Pension Plan

The named executives participate in the Company’s Pension Plan, as do the other salaried employees.  The majority of current plan participants’ benefits are calculated under a cash balance formula.  The Pension Plan is a tax-qualified defined benefit pension plan.  In 2004, the Company transitioned to a cash balance formula for participants in the Pension Plan rather than a traditional defined benefits formula.  Under the traditional formula, eligible participants generally accrue benefits based on the participant’s years of service and the participant’s average annual compensation for the highest consecutive five years of plan participation.  Pension benefits earned under the traditional formula may be distributed as a lump sum or as an annuity.

Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance.  Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year.  Service credits accrue at a rate between 5% and 6.10%, based on the participant’s age and date of participation.  Effective March 1, 2010, cash balance plan participants accrue their pension benefits under a plan design called WRAP (“Worker Retirement Accumulation Plan”).  Under this amended plan design, service credits are earned as described above under the pre-amendment plan formula.  Interest credits are no longer contributed to the cash balance plan but instead are contributed to each participants’ account in the Company’s 401(k) Plan.  Interest rates are determined each year and are not less than the yield on the 30-year Treasury Notes as of November of the prior year, nor more than 6%.  Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.

Supplemental Retirement Agreements

In addition to the Pension Plan, certain named executives are covered by an individual supplemental retirement agreement (“SERP”) that generally provides for non-qualified retirement benefits that cannot be provided to the named executives under the Pension Plan due to Internal Revenue Code limitations.  Messrs. Tryniski, Kingsley, Donahue, and Getman have entered into SERP agreements providing such post-retirement benefits.

Mark E. Tryniski.  Under Mr. Tryniski’s SERP, the Company has agreed to provide Mr. Tryniski with an annual SERP benefit equal to the product of (i) 3%, times (ii) Mr. Tryniski’s years of service up to a maximum of 20 years, times (iii) his final average compensation.  The SERP benefit is then reduced by Mr. Tryniski’s other company-provided retirement benefits. If Mr. Tryniski’s employment is terminated without cause in connection with a change in control or (subject to required notices to the Company and opportunities to cure by the Company) if Mr. Tryniski resigns within two years of a change in control based upon an involuntary and material adverse change in his authority, duties, responsibilities, or base compensation, or the geographic location of his assignment, the Company will treat Mr. Tryniski as vested with five additional years of service in the SERP benefit.  The Company has determined that this benefit, which is subject to the 20-year maximum and is applicable only if the double trigger change in control events occur, is a reasonable and appropriate benefit in the context of the executive’s entire benefit package and the level of retirement benefits which may be earned over the course of the executive’s career.  Mr. Tryniski’s SERP benefit is payable beginning on the first day of the seventh month that follows the later of his termination of employment with the Company or his attainment of age 55.  Unless Mr. Tryniski elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for the executive’s life.

Scott A. Kingsley.  Under Mr. Kingsley’s SERP, the Company has agreed to provide Mr. Kingsley with an annual retirement benefit equal to the product of (i) 2.5%, times (ii) Mr. Kingsley’s years of service up to a maximum of 20 years, times (iii) his final average compensation.  This benefit is then reduced by other retirement benefits provided to Mr. Kingsley under the Pension Plan.  Mr. Kingsley will be entitled to the foregoing SERP benefit (i.e., will become “vested”) only upon his satisfactory, continuous and full time service in a senior executive capacity through March 31, 2014.  If Mr. Kingsley fails to meet the vesting requirements, he will be entitled to benefits which are generally equal to the excess (if any) of (x) the annual benefit that he would have earned pursuant to the Company’s Pension Plan if (I) 100% of his annual compensation that is disregarded for Pension Plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the Pension Plan and (II) Internal Revenue Code Section 415 is disregarded, minus (y) the annual benefit actually payable to him pursuant to the Pension Plan.  If Mr. Kingsley’s employment is terminated without cause in connection with a change in control or (subject to required notices to the Company and opportunities to cure by the Company) if Mr. Kingsley resigns within two years of a change in control based upon an involuntary and material adverse change in his authority, duties, responsibilities, or base compensation, or the geographic location of his assignment, the Company will treat Mr. Kingsley as vested with five additional years of service in the SERP benefit.  The Company has determined that this benefit, which is subject to the 20-year maximum and is applicable only if the double trigger change in control events occur, is a reasonable and appropriate benefit in the context of the executive’s entire benefit package and the level of retirement benefits which may be earned over the course of the executive’s career.  Mr. Kingsley’s SERP benefit is payable beginning on the first day of the seventh month that follows the later of his termination of employment with the Company or his attainment of age 55.  Unless Mr. Kingsley elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for Mr. Kingsley’s life.

Brian D. Donahue.  Under the terms of Mr. Donahue’s SERP Agreement, the Company has agreed to provide Mr. Donahue with an annual retirement benefit equal to the product of (i) 2.5%, times (ii) Mr. Donahue’s years of service up to a maximum of 20 years, times (iii) his final five-year average compensation.  The benefit payable under this formula is reduced by the amount of any other Company provided retirement benefits, including benefits under the Pension Plan and Company contributions to the Company’s 401(k) Plan.  Mr. Donahue’s retirement benefit is payable beginning on the first day of the seventh month that follows his separation from service with the Company.  Unless Mr. Donahue elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for Mr. Donahue’s life.

George J. Getman.  Under the terms of Mr. Getman’s SERP Agreement, the Company has agreed to provide Mr. Getman with an annual retirement benefit equal to the product of (i) 2.0%, times (ii) Mr. Getman’s years of service up to a maximum of 20 years, times (iii) his final five-year average compensation.  The benefit payable under this formula is reduced by the amount of other Company provided retirement benefits, including benefits under the Pension Plan and Company contributions to the Company’s 401(k) Plan. Mr. Getman’s retirement benefit is payable beginning on the first day of the seventh month that follows his separation from service with the Company.  Unless Mr. Getman elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for Mr. Getman’s life.

Nonqualified Deferred Compensation Plan

The following table shows the executive contribution, the Company’s contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Certain Executive Employees of the Company.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark E. Tryniski	Community Bank System, Inc. Deferred Compensation Plan	$26,000	$0	$41,954	$0	$240,307
Scott A. Kingsley	Community Bank System, Inc. Deferred Compensation Plan	$20,800	$0	$74,082	$0	$241,721
Brian D. Donahue	Community Bank System, Inc. Deferred Compensation Plan	$18,200	$0	$15,830	$0	$75,248
George J. Getman	Community Bank System, Inc. Deferred Compensation Plan	$26,000	$0	$21,407	$0	$103,052
Joseph F. Serbun	Community Bank System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0

(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.

Potential Payment on Termination or Change in Control

The Company has entered into employment agreements that provide severance benefits to certain named executives.  Under the terms of the respective named executive’s agreement, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary retirement or a change in control.  The triggers for post-termination payments under the respective employment agreements are set forth in the descriptions of such agreements under the section entitled “Employment Agreements.”  Payments under the employment agreement may be made in a lump sum or in installments.  In addition to the employment agreements, the SERP agreements provide for post-termination benefits (notwithstanding the retirement benefits intended to be conferred in the SERP agreements) in certain situations in the event of death, disability and a change in control.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2013 termination date.

Name	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(1)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(2)	Total Termination Benefits ($)(3)
Mark E. Tryniski
• Death	$164,000	$0	$0	$2,075,818	$2,239,818
• Disability	328,000	0	0	2,075,818	2,403,818
• Involuntary termination without cause	1,854,500	0	0	2,075,818	3,930,318
• Involuntary or good reason termination after CIC	2,781,750	1,256,340	40,425	2,075,818	6,154,333
Scott A. Kingsley
• Death	$100,003	$0	$0	$901,676	$1,001,679
• Disability	200,006	0	0	901,676	1,101,682
• Involuntary termination without cause	901,271	0	0	901,676	1,802,947
• Involuntary or good reason termination after CIC	1,545,036	547,467	41,234	901,676	3,035,413
Brian D. Donahue
• Death	$81,263	$0	$0	$732,475	$813,738
• Disability	162,525	0	0	732,475	895,000
• Involuntary termination without cause	1,035,464	0	0	732,475	1,767,939
• Involuntary or good reason termination after CIC	1,251,150	0	42,007	732,475	2,025,632
George J. Getman
• Death	$88,775	$0	$0	$840,013	$928,788
• Disability	177,550	0	0	840,013	1,017,563
• Involuntary termination without cause	800,975	0	0	840,013	1,640,988
• Involuntary or good reason termination after CIC	1,373,100	54,848	41,234	840,013	2,309,195
Joseph F. Serbun
• Death	$58,751	$0	$0	$332,689	$391,440
• Disability	117,502	0	0	332,689	450,191
• Involuntary Termination without cause	674,723	0	0	332,689	1,007,412
• Involuntary or good reason termination after CIC	707,823	45,378	41,234	332,689	1,127,124

(1)
The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s
Pension Plan. There would be no additional benefits accrued under the individual supplemental executive retirement agreements except for
Mr. Tryniski’s and Mr. Kingsley’s agreements.

(2)
The amounts set forth in this column reflect the value (based on the closing market price of the Company’s common stock on December 30, 2013 of $39.68 per share) of any unvested shares of restricted stock that would become vested upon termination and the intrinsic value of unvested stock options based on the closing market price of the Company’s common stock on December 31, 2013 of $39.68 per share that would become vested upon termination.

(3)	The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.

Employment Agreements

The Company has entered into employment agreements with the named executives as set forth and summarized below.  The employment agreements provide for payments agreement, as set forth in the chart above, upon termination in certain situations where the executive is terminated prior to the expiration of the employee agreement.

Mark E. Tryniski.  The Company has an employment agreement with Mr. Tryniski that provides for his employment as the President and CEO of the Company and the Bank during the period from January 1, 2012 to December 31, 2014.  During the term of the Agreement, the Company shall pay a base salary at an annual rate of $620,000, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Tryniski will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Tryniski’s death or disability.  The agreement provides for severance pay in the event of a termination by the Company for reasons other than cause, death, or disability, or termination by Mr. Tryniski for “good reason” in certain situations (as defined in the employment agreement), equal to the greater of (i) 200% of the sum of Mr. Tryniski’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Tryniski through the unexpired term of his employment agreement.  Mr. Tryniski is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Tryniski’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control or if Mr. Tryniski voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will pay him an amount equal to three times his then current base salary plus his annual bonus for the year immediately preceding the change in control, will provide fringe benefits for a 36 month period, will permit him to dispose of any restricted stock previously granted to him, except for any performance equity awards that have not vested, and his stock options will become fully exercisable.

Scott A. Kingsley.  In December of 2013, the Company entered into a new employment agreement with Mr. Kingsley.  His new employment agreement provides for his continued employment from January 1, 2014 to December 31, 2016.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $411,012, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Kingsley will be eligible to receive annual incentive compensation under the terms of the MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Kingsley’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Kingsley’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Kingsley through the unexpired term of his employment.  Mr. Kingsley is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or the Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Kingsley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Kingsley voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him, except for any performance equity awards that have not vested, and his stock options will become fully exercisable.

Brian D. Donahue.  In October of 2013, the Company entered into a new employment agreement with Mr. Donahue.  His new employment agreement provides for his continued employment from January 1, 2013 to December 31, 2015.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $325,000, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Donahue will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Donahue’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Donahue’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Donahue through the unexpired term of his employment.  Mr. Donahue is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Donahue’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Donahue voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him, except for any performance equity awards that have not vested, and his stock options will become fully exercisable.

George J. Getman.  In December of 2013, the Company entered into a new employment agreement with Mr. Getman.  His new employment agreement provides for his continued employment from January 1, 2014 to December 31, 2016.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $364,900, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Getman will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Getman’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) 175 percent of the sum of Mr. Getman’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Getman through the unexpired term of his employment.  Mr. Getman is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Getman’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Getman voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him, except for any performance equity awards that have not vested, and his stock options will become fully exercisable.

Joseph F. Serbun.  The Company has an employment agreement with Mr. Serbun that provides for his continued employment from January 1, 2013 to December 31, 2015.  During the term of the agreement, the Company shall pay a base salary at an annual rate of $235,000, which will be reviewed and may be increased in future years in accordance with the Company’s regular payroll practices for executive employees.  Mr. Serbun will be eligible to receive annual incentive compensation under the terms of the MIP as determined by the Compensation Committee of the Board.  The employment agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Serbun’s death or disability.  The employment agreement provides for severance pay, in the event of a termination for reasons other than cause, death, or disability, equal to the greater of (i) one year of Mr. Serbun’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Serbun through the unexpired term of his employment.  Mr. Serbun is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or the Bank for two years following termination of employment.

Change in Control Provision.  If Mr. Serbun’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control of the Company, or if Mr. Serbun voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to 2.5 times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period.  He will be permitted to dispose of any restricted stock previously granted to him, except for any performance equity awards that have not vested, and his stock options will become fully exercisable.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, a copy of which is available at the Company’s website at http://ir.communitybanksystem.com/govdocs.aspx?iid=100185 and in print to any Shareholder who requests it, the Company’s Audit, Compliance and Risk Management Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank.  The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process.  PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2013, is responsible for expressing opinions on these financial statements and on the Company’s internal control over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).  The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls, oversees major policies with respect to risk assessment and management, and selects the Company’s independent registered public accounting firm.

The Audit, Compliance and Risk Management Committee is currently comprised of five directors, each of whom the Board has determined to be independent as independence for audit committee members is defined by the Sarbanes-Oxley Act and the NYSE Rules.  In addition, each member of the Committee is financially literate and four of the Committee’s members meet the NYSE standard of having “accounting or related financial management expertise.”  In addition, the Board has determined that James W. Gibson, Jr., Edward S. Mucenski, and James A. Wilson are each qualified as an “audit committee financial expert” as defined by the SEC Rules.

In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2013 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with its independent registered public accounting firm all matters required by generally accepted auditing standards, as required by the standards of PCAOB, including the matters described in Audit Standard No. 16 Communications with Audit Committees, as adopted by the PCAOB.  The Committee regularly holds separate executive sessions at its meetings with the Company’s independent registered public accounting firm, the chief risk officer, and the director of internal audit.

The Committee has also received the written disclosures and letter from the Company’s independent registered public accounting firm as required by applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.  In concluding that the independent registered public accounting firm is independent, the Committee considered, among other factors, the non-audit services provided by the independent registered public accounting firm as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”  The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

James A. Wilson, Chair
James W. Gibson, Jr.
Edward S. Mucenski
John Parente
John F. Whipple, Jr.

PROPOSAL TWO:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, the Board seeks a non-binding advisory vote from the Company’s Shareholders to approve the compensation of our named executives as described in the Compensation Discussion and Analysis, the compensation tables, and any related materials beginning on page 18.  This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a Shareholder the opportunity to endorse or not endorse our executive pay program and policies through a non-binding advisory vote on the following resolution:

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s named executives, as described in the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement.

For the year ended December 31, 2013, the Company produced very favorable operating results, including net income of $78.8 million in 2013, an increase of 2.3% over the prior year.  Compounded annual total shareholder returns were 17.0% for the last three years as noted in the executive summary of the Compensation Discussion and Analysis section beginning on page 18.  Improved net interest income and non-interest income, disciplined management of operating expenses, and solid and favorable asset quality contributed to these strong results in 2013.  The Company also posted solid return on assets and return on equity metrics, again achieving above-peer outcomes.

Other 2013 milestones included the successful acquisition and integration of eight Bank of America branches in our core Northeast Pennsylvania markets adding approximately $0.9 million of loans and $303 million of deposits.  In August, the Company increased its quarterly cash dividend to Shareholders by 3.7%, to $.0.28 per share, marking the 21st consecutive year of annual increases.  In October 2013, the Company was added to the Barron’s 400 Index, a collection of the most fundamentally sound and attractively priced stock from across the market.  The Company’s Compensation Committee considered the Company’s overall performance including the performance factors noted and approved 2013 compensation decisions reflective of the Company’s strong operating performance in fiscal 2013.

The vote on this proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  Last year, at the Annual Meeting of Shareholders held in May 2013, the Shareholders approved the Say-on-Pay proposal with over 95% of the votes cast voting in favor of our executive compensation programs.

Board Recommendation

The Board recommends a vote “FOR” this Proposal No. 2 to approve, on an advisory basis, the named executives’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement.  Proxies solicited by the Board will be voted in favor of Proposal No. 2 unless Shareholders specify otherwise.

PROPOSAL THREE: APPROVAL OF 2014 LONG-TERM INCENTIVE PLAN

We are asking the Shareholders to approve the Community Bank System, Inc. 2014 Long-Term Incentive Plan (the “2014 Incentive Plan”), as the successor to the 2004 Incentive Plan which expires on June 30, 2014.  The Board unanimously approved the 2014 Incentive Plan, subject to Shareholder approval at the Annual Meeting.  The 2014 Incentive Plan is an important part of our pay-for-performance compensation program and the Board recommends that the Shareholders approve the Plan.  The following discussion of the 2014 Incentive Plan is qualified by reference to the full text of the plan included as Appendix A.

Reasons for the 2014 Incentive Plan

The 2014 Incentive Plan provides the Company with the ability to offer equity-based and cash-based compensation to its employees, non-employee directors and consultants in the form of stock option awards “Stock Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock”), restricted stock units (“RSUs”), deferred stock awards (“Deferred Stock”), performance share awards (“Performance Shares”), performance share unit awards (“Performance Share Units”), performance unit awards (“Performance Units”), other stock-based awards (“Other Stock-Based Awards”), and cash-based awards (“Cash-Based Awards”).  These awards are designed to promote the long-term interests of the Company and its Shareholders by providing equity-based incentives to: (i) attract and retain employees, directors and consultants; (ii) provide an incentive to each award holder to increase the value of the Company’s stock; (iii) provide strategic incentives through performance-based awards; and (iv) provide each award holder with a stake in the Company to align the interests of the award holder and the Company’s Shareholders.  Historically, equity awards have been made to key employees and directors through the 2004 Incentive Plan.  The 2014 Incentive Plan will replace the 2004 Incentive Plan as the key component of the Company’s long-term incentive compensation program.

Highlights of the 2014 Incentive Plan

Set forth below are some of the key features of the 2014 Incentive Plan that reflect the Company’s commitment to sound corporate governance and effective management of incentive compensation:

Feature	Description
Shares Authorized
The maximum number of shares of common stock that can be issued under the 2014 Incentive Plan is 1,707,512 shares, which will consist of the shares available for grant under the 2004 Incentive Plan as of May 14, 2014, and one million shares of common stock newly authorized for issuance, plus any shares of common stock subject to outstanding awards as of May 14, 2014 under the 2004 Incentive Plan that on or after May 14, 2014 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock).

No Discounted Awards	Awards that have an exercise price or base value cannot be granted with an exercise price or base value less the fair market value on the grant date.
No “Evergreen” Provision	There is no evergreen feature under which the shares authorized for issuance under the 2014 Incentive Plan can be automatically replenished.
No Option Repricing	The 2014 Incentive Plan prohibits the repricing of stock options or SARs without Shareholder approval.

Feature	Description
No Liberal Share Counting
Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award and any shares subject to a Stock Option or SAR that are not issued in connection with the stock settlement of the Stock Option or SAR upon its exercise may not be used again for new grants.

Double Trigger Required for Change in Control Acceleration
A participant’s unvested or unearned awards will vest only upon the occurrence of a change in control and only if the participant also incurs a qualifying termination of employment in connection with the change in control; provided that the Compensation Committee may accelerate outstanding awards pursuant to the terms of the 2014 Incentive Plan in the event that the acquirer is not assuming or replacing such awards with equivalent equity awards.

Administered by an Independent Committee	The 2014 Incentive Plan will be administered by the Company’s Compensation Committee. Each member of the Compensation Committee is deemed “independent” under the NYSE’s listing standards.
Subject to Clawback Policy	All awards granted under the 2014 Incentive Plan are subject to forfeiture or repayment pursuant to the Company’s clawback policy.
Term of 2014 Incentive Plan	No awards may be granted under the 2014 Incentive Plan after May 14, 2024.

Shares to be Authorized under the 2014 Incentive Plan

Equity compensation is a significant component of the total compensation of our executives, directors, and other key employees.  The 2014 Incentive Plan is a broad based plan with approximately 187 participants that supports the Company’s overall compensation strategy by providing a means for granting equity awards which align the interests of award holders to the Shareholders and provide incentives to grow the value of the Company’s stock.  The Board has approved the issuance of one million shares, in addition to the unused shares that remain available under the 2004 Incentive Plan for a total of 1,707,512 shares authorized under the Plan as of March 20, 2014.

In determining the form, provisions, and number of shares issuable under the 2014 Incentive Plan, the Compensation Committee and the Board considered a number of factors including:

•
The number of shares to be carried over from the expiring 2004 Incentive Plan and how long the shares that are being authorized under the 2014 Incentive Plan will meet the Company’s needs.  Based upon the Company’s historical granting practices and the recent trading price of the common stock, we expect the total authorized shares under the 2014 Incentive Plan will be sufficient to cover awards for approximately three to four years.

•	The Company’s historical practice of granting equity awards, including our three-year average share usage rate (commonly referred to as a “burn rate”).

•	Potential shareholder voting power dilution.

•	Compliance with Internal Revenue Code Section 162(m).

•	Current corporate governance and equity plan best practices.

•
The advice and counsel of Exequity LLP, the independent compensation consultant engaged by the Compensation Committee to review the 2014 Incentive Plan and provide comments and suggestions regarding how the 2014 Incentive Plan could better conform with current best practices and provide for more flexibility with respect to its operation and grants, as well as the advice and analysis of Alliance Advisors, LLC, the Company’s proxy solicitor, with respect to addressing institutional shareholder concerns regarding equity plans and implications for the 2014 Incentive Plan.

As of March 20, 2014, we had 40,596,268 shares of common stock issued and outstanding (not including treasury shares) and 707,512 shares available for grant under the 2004 Incentive Plan.  In setting and recommending to the Shareholders the number of shares to be authorized under the 2014 Incentive Plan, the Compensation Committee considered the factors set forth above.  Specifically, the Committee and the Board reviewed the historical number of equity awards granted under the 2004 Incentive Plan in the past three years.  The following table sets forth our Stock Option grants, full value share grants, and their weighted averages for the past three fiscal years:

Year	Stock Options Granted	Full Value Awards Granted	Weighted Average Shares Outstanding
2013	369,589	142,353(1)	40,000,000
2012	356,765	64,705	39,192,000
2011	274,828	54,958	35,767,000

(1)	The full value shares granted in fiscal 2013 include 77,774 performance shares which are subject to a three-year performance period that expires on December 31, 2015.

The Compensation Committee and the Board also considered our three-year burn rate of 1.43%, which is lower than the industry maximum of 3.13% established by a major proxy advisory firm.  The following table sets forth our historical burn rates and run rates for the past three fiscal years:

Year	Burn Rate(1)	Run Rate(2)
2013	1.81%	1.28%
2012	1.32%	1.08%
2011	1.15%	.92%
Three-year average	1.43%	1.09%

(1)
The burn rate assumes a multiplier of 2.5 to 1 for full value awards; the burn rate =
((the number of stock options granted) + (the number of full value awards granted x 2.5))/ weighted average shares outstanding.

(2)
The run rate assumes all stock options and full value awards count as one share; the run rate = (the number of stock options granted + the number of full value awards granted)/ weighted average shares outstanding.

The Compensation Committee and the Board also considered the fact that the total number of shares proposed to be authorized under the 2014 Incentive Plan are expected to result in basic dilution of less than 11%.  As of March 20, 2014, basic dilution is calculated as follows:

Basic Dilution =
(shares currently available under 2004 Incentive Plan) + (shares to be issued on exercise of outstanding equity awards under the 2004 Incentive Plan) + (additional shares proposed to be authorized under the 2014 Incentive Plan)

Total number of issued and outstanding shares of common stock (excluding treasury shares)

10.50% =	(707,512) + (2,556,303) + (1,000,000)
40,596,268

Since the inception of the expiring 2004 Incentive Plan, Shareholders have approved the issuance of up to 4,900,000 shares.  The table below lists the total number of shares authorized, issued, reserved for outstanding awards, and currently available under the 2004 Incentive Plan as of March 20, 2014:

Total Shares Authorized, Issued, Reserved and Available
under the 2004 Incentive Plan as of March 20, 2014

Total shares authorized under the 2004 Incentive Plan	4,900,000
Shares issued under the 2004 Incentive Plan	1,636,185
Shares reserved for outstanding awards	2,556,303
• Unexercised stock options to purchase shares of common stock under all of our compensation plans, at a weighted average exercise price of $26.03, and with a weighted average remaining life of 5.92 years.	2,306,403
• Plan authorized shares reserved for restricted stock awards and performance stock awards that have not vested	249,900(1)
Shares remaining available under the 2004 Incentive Plan	707,512

(1)
Includes 77,774 shares required for performance share awards, whose final payout will be determined at the end of the three-year performance period expiring on December 31, 2015, representing on the maximum amount that could be awarded, and 1,390 shares related to the dividend equivalent awards that have accrued but are not vested in connection with such performance shares.

Authorized but unissued shares or treasury shares may be used to provide common stock for awards.  On March 20, 2014, the closing price of the Company’s common stock was $39.20 as reported by the NYSE.

Summary of the 2014 Incentive Plan

Purpose

The purpose of the 2014 Incentive Plan is to aid the Company in recruiting and retaining directors, employees and advisors and to provide them with stock-based and cash-based incentives that are aligned with the interest of the Company’s Shareholders.

Administration

The 2014 Incentive Plan provides that the Compensation Committee will administer the Plan.  The Compensation Committee shall consist of at least three members of the Board each of whom shall (i) meet the independence requirements of the NYSE listing standards and any other applicable laws, rules and regulations governing independence; (ii) qualify as “non-employee directors” as defined in Section 16 of the Exchange Act; and (iii) qualify as “outside directors” under Section 162(m) of the Internal Revenue Code.

Eligibility

Awards may be made to the directors, officers, and key employees of the Company and its subsidiaries and to advisors of the Company or the Board, as determined by the Compensation Committee.  In 2014, we anticipate that approximately 187 employees and directors will receive awards under the Plan.

Shares Available for Issuance

The total number of shares of common stock that may be issued in connection with the 2014 Incentive Plan is 1,707,512 shares (consisting of the remaining shares available for grant under the 2004 Incentive Plan as of May 14, 2014 and the one million shares to be newly authorized), plus any shares of common stock subject to outstanding awards as of May 14, 2014 under the 2004 Incentive Plan that on or after May 14, 2014 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock).  Shares issued in connection with awards granted under the 2014 Incentive Plan may not be used again for new awards in the event (i) a participant tenders or has withheld shares in order to pay the exercise price or satisfy a tax withholding obligation for an award granted under the Plan, (ii) shares of common stock are repurchased on the open market with the proceeds of a Stock Option, or (iii) shares are not issued in connection with the settlement of a Stock Option or SAR.

Prohibition on Repricing Awards

Without Shareholder approval, the Compensation Committee may not (i) amend outstanding Stock Options or SARs to reduce the exercise price of such awards, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs with an exercise price above the fair market value per share in exchange for cash or other securities, except as permitted in connection with a stock dividend, distribution (whether in the form of cash, common stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, merger, reorganization, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, or any similar transaction.

Limits on Awards

No more than 1,707,512 shares may be issued as Incentive Stock Options.  In order for awards to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m), the 2014 Incentive Plan also contains the following per-participant limitations on awards granted under the Plan:

•	The maximum number of shares of stock with respect to which Stock Options may be granted in any calendar year to any participant may not exceed 150,000 shares.

•	The maximum number of shares of stock with respect to which SARs may be granted in any calendar year to any participant may not exceed 150,000 shares.

•	The maximum number of shares of Restricted Stock or RSUs that may be granted in any calendar year to any participant may not exceed 75,000 shares or units, as the case may be.

•	The maximum number of shares of Deferred Stock Awards that may be granted in any calendar year to any participant may not exceed 75,000 shares.

•
The maximum number of shares of Performance Shares, Performance Share Units, or Performance Units that may be granted in any calendar year to any participant may not exceed 75,000 shares or equal to the value of 75,000 shares of common stock.

•	The maximum number of shares of stock granted pursuant to Other Stock-Based Awards in any calendar year to any participant may not exceed 75,000 shares.

•	The maximum cash award that is intended to qualify as a Cash-Based Award in any one calendar year to any participant may not exceed $3,000,000 or the value of 75,000 shares.

Adjustments for Certain Events

The Compensation Committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the 2014 Incentive Plan and to outstanding awards to reflect stock dividends, stock splits, spin−offs, rights offerings, recapitalizations, mergers, consolidations, reorganizations, liquidations, or similar events.

In the event a change in control occurs and the awards granted pursuant to the 2014 Incentive Plan are not honored or assumed by the acquirer, or the acquirer does not provide new alternative awards that are substantially equivalent to the unvested awards, the Compensation Committee may determine in good faith that the outstanding award shall be settled in any of the following ways: (i) outstanding Stock Options and SARs shall vest and become fully exercisable immediately prior to such change in control; (ii) any restrictions periods shall lapse on Restricted Stock, RSUs, Deferred Stock, and Other Stock Based Awards immediately prior to such change in control; (iii) shares underlying RSUs, Deferred Stock, and Other Stock Based Awards shall be issued to the participants immediately prior to such change in control; and/or (iv) each outstanding Stock Option, SAR, Deferred Stock Award or other Stock Award shall be cancelled in exchange for the payment to the participants of an amount equal to the product of (a) in the case of Stock Options and SARs, the excess, if any, of the “Change in Control Price” (as defined in the Plan) over the exercise or grant price, for such Stock Option or SAR, and (b) in the case of other awards granted pursuant to the 2014 Incentive Plan, the Change in Control Price multiplied by the aggregate number of shares of common stock covered by such award.

Transferability

Except to the extent provided by the Compensation Committee at the time an award is made, no award granted under the 2014 Incentive Plan, and no right or interest therein, shall be assignable or transferable by a participant, except that Incentive Stock Option rights may be transferred by will or the laws of descent and distribution.

Term; Amendment and Termination

Unless terminated earlier by the Board, the 2014 Incentive Plan, if approved, will terminate on May 14, 2024.  The Board may, at any time, amend or terminate the 2014 Incentive Plan, except that the following actions may not be taken without Shareholder approval: (i) any increase in the number of shares that may be issued under the 2014 Incentive Plan (except by certain adjustments provided under the Plan); (ii) any amendment to the terms of outstanding Stock Options or SARs to reduce the exercise price of such Stock Options or SARs; (iii) the cancellation of outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs; (iv) the cancellation of outstanding Stock Options or SARs with an exercise price above the fair market value per share in exchange for cash or other securities; or (v) any other amendment to the 2014 Incentive Plan that would require approval of the Shareholders under applicable law, regulation, or NYSE listing requirements.

Elective Share Withholding

A participant may elect to have shares withheld with a fair market value in an amount required to satisfy the minimum federal, state, and local tax withholding requirements upon the exercise of a Stock Option or SAR, the vesting of Restricted Stock or RSUs, upon the achievement of performance goals related to Performance Shares, Performance Share Units, or Performance Units, or any other taxable event in respect to an award granted under the 2014 Incentive Plan.

Clawback

Under the Company’s clawback policy, the Board will determine whether the incentive-based compensation received by a senior executive or other employee who has engaged in fraud or intentional misconduct in connection with the restated financial statements would have been lower based upon the restated results and it will seek recoupment of such overpayment to the extent permitted by applicable law.  Any recoupment under the clawback policy may be in addition to any other disciplinary action the Board may determine, including the termination of employment.

Types of Awards

The 2014 Incentive Plan will permit the Compensation Committee the flexibility to award or grant to eligible participants, from time to time, (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Nonqualified Stock Options, (iii) SARs, (iv) Restricted Stock and RSUs, (v) Deferred Stock, (vi) Performance Shares, Performance Units and Performance Share Units, (vii) Other Stock-Based Awards, or (viii) Cash-Based Awards, and any combination of such awards.  The 2014 Incentive Plan is designed to provide the Company with flexibility in the grant of incentive compensation to achieve the overall goals of the Plan.  Currently, the Compensation Committee utilizes Nonqualified Stock Options, Restricted Stock, and Performance Shares as part of the Company’s incentive compensation program.

Stock Options.  Stock Options granted under the 2014 Incentive Plan may be designated as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or Nonqualified Stock Options.  The exercise price of an Incentive Stock Option granted to an employee shall be at least 100% of the fair market value of the common stock on the date of grant.  Incentive Stock Options shall be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee, except that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted.  Nonqualified Stock Options granted under the 2014 Incentive Plan will be exercisable for such period or periods and at such price as the Committee shall determine, provided that the exercise price shall not be below 100% of the fair market value of a share of common stock as of the date the option is granted.

The Compensation Committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no Incentive Stock Option shall be exercisable earlier than one year following the date the option is granted.  If an employee option holder’s employment is terminated within one year of a change in control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, all stock options held by that optionee shall become exercisable automatically as of the later of the date of termination or one year after the date the option was granted, and shall remain exercisable until the end of the exercise period provided in the original grant of the Stock Option.

Stock Options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of common stock (at the fair market value thereof on the date of exercise), (iii) by a combination of such methods of payment, or (iv) by any other lawful means of payment acceptable to the Committee.  Payment may not be made with common stock issued by the Company upon exercise of an option under the 2014 Incentive Plan or other stock option plan unless the common stock has been held for at least one year.

Each grant of Stock Options shall be evidenced by an agreement between the Company and the optionee, and shall contain such terms and provisions, consistent with the 2014 Incentive Plan, as the Committee may approve.

Stock Appreciation Rights.  Under the 2014 Incentive Plan, the Committee may authorize the grant of a SAR with respect to one or more shares of common stock.  A SAR will entitle the holder to receive an amount payable in common stock (valued at the fair market value on the date of exercise) equal to the excess of the fair market value of a share of the common stock on the date of exercise over the exercise price per share of the underlying SAR on the date the SAR was granted (or such higher value as may be determined by the Compensation Committee at the time of grant).  The Compensation Committee may also authorize the surrender of the right to exercise all or a portion of a Stock Option that is exercisable at the time of surrender and the payment in exchange for the surrender of an amount up to the excess of the fair market value per share at the time of surrender of the shares covered by the Stock Option, or portion thereof, surrendered over the Stock Option price of such shares on the date of surrender.

Restricted Stock.  An award of Restricted Stock consists of a specified number of shares of common stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time as the Compensation Committee may determine.  A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge, or otherwise encumber such shares of Restricted Stock during the forfeiture period.  The Compensation Committee may also require that the Restricted Stock be held in escrow until all restrictions and events of forfeiture have lapsed.

If a participant’s employment terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant’s Restricted Stock not already vested will be forfeited and surrendered to the Company.  If a participant dies or terminates employment because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability provided that such date is at least four years following the date of the award.  If a participant’s employment is terminated within one year following a change in control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, any remaining forfeiture period shall automatically expire on the date employment is terminated.  Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying to the Restricted Stock shall lapse.

Restricted Stock Units.  An award of RSUs consists of an agreement to issue a specified number of shares of common stock or pay cash to the participant in consideration of the performance of services, subject to forfeiture to the Company under such conditions and for such periods of time as the Compensation Committee may determine.  A recipient of an RSU will have no ownership (including any voting and dividend rights) in the common stock that may be deliverable upon payment of the RSU.  If a participant’s employment terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant’s RSUs not already vested will be forfeited and surrendered to the Company.  If a participant dies or terminates employment because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability provided that such date is at least four years following the date of the award.  If a participant’s employment is terminated within one year following a change in control for any reason other than death, disability, voluntary resignation without good reason, or termination for cause, any remaining forfeiture period shall automatically expire on the date employment is terminated.  Notwithstanding the foregoing, the Compensation Committee shall have the authority to accelerate the time at which any or all restrictions applying to the RSUs shall lapse.

Deferred Stock.  The 2014 Incentive Plan authorizes the Compensation Committee to make awards of Deferred Stock to participants, in lieu of cash compensation for future services, in the form of freely-transferable shares whose delivery is deferred for later distribution in accordance with the participant’s election.

Performance Shares, Performance Units and Performance Share Units.  The Compensation Committee may also award Performance Shares, Performance Units, and Performance Share Units.  Subject to the limits in the Plan, the Committee has discretion to determine the number of shares of common stock or the cash-denominated award for the Performance Shares, Performance Units and Performance Share Units to be awarded and the terms and conditions of the awards, including the applicable performance period and specific performance goals.  An award grant of Performance Shares consists of a stated number of shares of common stock that is forfeitable until the designated performance goals are achieved.  An award grant of Performance Share Units consists of a contractual right to receive a stated number of shares of common stock or cash equal to the fair market value of such shares and such award is forfeitable until the designated performance goals are satisfied.  An award grant of Performance Units consists of a contractual right to receive a cash-denominated award that is payable in either cash or common stock and such award is forfeitable until the designated performance goals are satisfied.  The value of Performance Shares and Performance Share Units is based on the fair market value of a share of our common stock.  The value of a Performance Unit is determined at the discretion of the Compensation Committee at the time of grant.  The extent to which the performance goals are met during the performance periods established by the Committee will determine the number and/or value of Performance Units, Performance Share Units, or Performance Shares that will be paid to employees.  Payment of the value of earned Performance Share Units, Performance Units or Performance Shares after the end of the performance period will be made in cash or stock having an aggregate fair market value equal to the value of the Performance Share Units, Performance Units or Performance Shares at the end of the performance period, or a combination of stock and cash.  The awards may be granted subject to such other restrictions and terms as the Committee determines.  Each award is evidenced by an agreement that specifies the number of shares or units being awarded, any restrictions or vesting conditions, the performance goals, and any other terms the Committee may deem appropriate such as provisions relating to a change in control and dividend equivalent rights.  Any dividends or dividend equivalent rights under such awards are paid to the participant only if the applicable performance goals are achieved.

Other Awards.  The 2014 Incentive Plan allows the Compensation Committee to grant “Cash-Based” and “Other Stock-Based Awards,” which may include grants of cash-based, equity-based or equity-related awards, including a grant of common stock or units based on shares of common stock or the payment of cash based on attainment of performance goals established by the Committee.

Dividend Equivalents.  The Compensation Committee may provide for dividend equivalents permitting the participant to receive equivalent value as dividends are paid on the common stock underlying the award.  Dividend equivalents are paid in cash or shares of common stock and are accrued as contingent obligations.  Dividend equivalents will not be granted with respect to Stock Options or SARs.

Federal Income Tax Consequences

The following summary describes the principal federal income tax consequences of awards granted under the 2014 Incentive Plan as of the date of the proxy statement.  This summary is general and is not intended to cover all tax consequences that may apply to any particular participant in the 2014 Incentive Plan.  For example, this summary does not describe state or local tax consequences, nor does it discuss provisions of Section 409A of the Code, to the extent an award is subject to Section 409A and does not satisfy its requirements.

Upon Grant of Stock Options and SARs.  An optionee will not recognize any taxable income at the time a Stock Option or related SAR is granted and the Company will not be entitled to a federal income tax deduction at that time.

Upon Exercise of Incentive Stock Options.  No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise.  The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum” tax at the date of exercise.  If the optionee holds the shares for the greater of two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.  If the shares are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at a time of exercise over the aggregate option price (the bargain purchase element), and the Company will be entitled to a federal income tax equal to such amount.  The amount of any gain realized on a subsequent sale within the disqualifying period in excess of the bargain purchase element will be recognized as capital gain to the holder.  The Company will not be entitled to a federal income tax deduction for the capital gain amount.

Upon Exercise of Nonqualified Stock Options.  Upon the exercise of a Nonqualified Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price.  The Company will be entitled to a corresponding federal income tax deduction.  Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

Stock Appreciation Rights.  Upon the exercise of a SAR, the holder will realize ordinary income on the amount of the current fair market value of the shares of common stock acquired, and the Company will be entitled to a corresponding federal income tax deduction.  The holder’s basis in any shares of common stock acquired will be equal to the amount of ordinary income which he or she recognized.  Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

Restricted Stock.  Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted.  While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received.  When the restrictions on the shares are removed or lapse, the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company.  Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the IRS within 30 days after the date of grant, a participant’s ordinary income will be determined as of the date of grant.  In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares.  If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant’s income.

Restricted Stock Units.  Generally, a participant will not recognize any taxable income at the time an award of RSUs is granted, and the Company will not be entitled to a federal income tax deduction at that time.  A participant receiving RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Deferred Stock.  A participant will not recognize any taxable income at the time Deferred Stock is granted, and the Company will not be entitled to a federal income tax deduction at that time.  When shares of the Company’s common stock are received by the participant in exchange for the Deferred Stock, the participant will recognize ordinary income equal to the fair market value of the shares received at that time, and the Company will be entitled to a corresponding federal income tax deduction.

Performance Shares, Performance Units, and Performance Share Units.  A participant will not have any taxable income on the grant of Performance Shares, Performance Units, or Performance Share Units.  Upon the delivery of shares or payment of cash with respect to Performance Shares, Performance Units, or Performance Share Units, the participant generally will be required to include as ordinary income in the year of receipt an amount equal to the cash received and/or the fair market value of shares of stock received, and the Company will be entitled to a deduction in an amount equal to the same amount.  If shares of the Company’s common stock are received in settlement of any Performance Shares, Performance Units, or Performance Share Units, then upon a subsequent disposition of such shares the participant will recognize capital gain or loss in an amount equal to the difference between the particpant’s basis in the shares sold and the total amount realized upon disposition.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the participant pursuant to the award.

Company Deductions.  As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2014 Incentive Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code.  The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.  In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to each of certain executive officers, unless the compensation qualifies as “performance based” under Section 162(m) of the Code.  The Company intends that Stock Options and SARs granted under the 2014 Incentive Plan will qualify as performance-based under Section 162(m).  Other awards under the 2014 Incentive Plan may, but need not, qualify depending on the terms of the particular award.

Section 162(m); Performance Goals

Internal Revenue Code Section 162(m) generally limits income tax deductions of publicly-traded companies to the extent total compensation for certain executive officers exceeds $1 million in any one taxable year.  Under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation which conforms to certain restrictive conditions stated under the Code and related regulations.  The 2014 Incentive Plan has been structured with the intent that awards granted under the Plan may meet the requirements for “performance-based” compensation and Section 162(m) and be fully deductible under Section 162(m).  Stock Options and SARs granted under the 2014 Incentive Plan are intended to qualify as “performance-based” under Section 162(m) so long as they are granted at an exercise price not less than the value of our common stock on the grant date.  Other awards under the 2014 Incentive Plan may qualify as “performance-based” under Section 162(m) if they vest or become payable only upon attainment of pre-established performance goals.

Further, in order for awards issuable under the 2014 Incentive Plan to be eligible to qualify as “performance-based compensation” (and therefore qualify for exemption from the tax deduction limitations under Internal Revenue Code Section 162(m)), the performance goals and other material terms of the 2014 Incentive Plan must be approved by the Shareholders at least every five years.  In addition to satisfying NYSE requirements and requirements under the Internal Revenue Code relating to Incentive Stock Options, Shareholder approval of the 2014 Incentive Plan will also constitute approval of the performance goals and other material terms of the 2014 Incentive Plan in order to be eligible to qualify as “performance-based” compensation for purposes of Internal Revenue Code Section 162(m).

Certain awards under the 2014 Incentive Plan may be based on achievement of performance goals.  These goals are established by the Compensation Committee and will be based on one or more of the following measures: net earnings or net income (before or after taxes); earnings per share; earnings before taxes, depreciation, and/or amortization; net sales or revenue growth (whether in general or by type of product or service or by type of customer); revenues or sales; net operating income (excluding acquisition expenses and other non-recurring charges); return measures (including, but not limited to, return on assets, regulatory capital, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); gross or operating margins; productivity and financial performance ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets and operating expenses; margins (including, but not limited to, net interest margin); completion of acquisitions of businesses or companies; completion of divestitures or assets sales; asset quality metrics; achievement of business operational objectives; operating efficiency; deposit market share; customer satisfaction; working capital targets and change in working capital; customer account growth and new account openings; or any one or a combination of any of the foregoing business criteria.  Performance goals may be measured solely on a corporate, subsidiary, business unit, or other grouping basis, or a combination thereof.  Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure including published indexes.

Other Information

No benefits or amounts will have been granted, awarded, or received under the 2014 Incentive Plan prior to Shareholder approval.  It is not possible at this time to determine the benefits or amounts of awards that will be made in the future as a result of the adoption of the 2014 Incentive Plan because the actual awards are based upon the Company’s performance and the final determination by the Compensation Committee as to the type and amount of awards that may be granted.  The following table provides information with respect to awards granted under the 2004 Incentive Plan to the named executives, employees and non-employee directors for the fiscal year ended December 31, 2013.

Name and Position	Number of Shares Underlying Option Grants(2)	Dollar Value of Stock Options ($)(3)	Number of Restricted Stock Grants(4)	Dollar Value of Restricted Stock Grants ($)(5)	Number of Long-Term Performance Based Restricted Stock Grants(6)	Dollar Value of Long-Term Performance Based Restricted Stock Grants ($)(7)
Mark E. Tryniski (President, CEO and Director)	23,691	$147,884	4,945	$147,312	19,781	$312,045
Scott Kingsley (EVP and CFO)	10,506	$65,581	2,193	$65,329	8,772	$138,378
Brian D. Donahue (EVP and Chief Banking Officer)	8,537	$53,290	1,782	$53,086	7,128	$112,444
George J. Getman (EVP and General Counsel)	9,327	$58,221	1,947	$58,001	7,787	$122,840
Joseph F. Serbun (SVP and Chief Credit Officer)	3,858	$24,082	805	$23,981	3,221	$50,811
All current executives officers as a group(1)	52,061	$324,976	10,867	$323,728	43,468	$685,707
All directors (who are not officers) as a group	60,203	$375,799	0	0	0	0
All other participants as a group	257,325	$1,606,274	53,712	$1,600,080	34,306	$541,177

(1)	All current reporting officers under Section 16(a) of the Exchange Act.

(2)	The aggregate number of shares subject to stock options granted under the 2004 Incentive Plan during fiscal 2013.

(3)	The aggregate grant date fair value of stock option awards is based on the Black-Scholes option pricing model.

(4)	The aggregate number of shares of restricted stock granted (excluding performance-based restricted stock) under the 2004 Incentive Plan during fiscal 2013.

(5)	The aggregate fair value of restricted stock awards is based on the closing market value of the Company’s common stock on the date of grant of $29.79 per shares, as reported on the NYSE.

(6)
The aggregate number of shares of long-term performance-based restricted stock granted under the 2004 Incentive Plan during fiscal 2013.  These shares of restricted stock are subject to the satisfaction of the three-year performance criteria set forth on page 27.

(7)	The aggregate grant date fair value of the performance-based restricted stock awards is based on a Monte-Carlo simulation.

The following table provides information as of December 31, 2013 with respect to shares of common stock that may be issued under the Company’s equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon the Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1994 Long-Term Incentive Plan	140,936	$19.45	3,689
2004 Long-Term Incentive Plan	2,394,920	$21.68	1,004,545
Equity compensation plans not approved by security holders	0	0	0
Total	2,535,856	$21.56	1,008,234

(1)	The number of securities includes unvested restricted stock issued of 260,965.

Vote Required

The approval of the 2014 Incentive Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting.

Board Recommendation

The Board recommends that Shareholders vote “FOR” this Proposal No. 3 to approve the 2014 Incentive Plan.  Proxies solicited by the Board will be voted in favor of Proposal No. 3 unless Shareholders specify otherwise.

PROPOSAL FOUR:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During the fiscal year ended December 31, 2013, the firm of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, was retained by the Audit, Compliance and Risk Management Committee of the Board to perform the annual integrated audit of the consolidated financial statements and internal controls over financial reporting of the Company and its subsidiaries.  The Audit, Compliance and Risk Management Committee also retained PricewaterhouseCoopers LLP to advise the Company in connection with various other matters as described below in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”

Following a review and assessment of the auditor’s performance, independence, fees and other factors, the Audit, Compliance and Risk Management Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1991.  In reviewing the auditor’s performance, the Committee reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control.  The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise.  However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice.  If the Shareholders fail to ratify the selection, the Audit, Compliance and Risk Management Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit, Compliance and Risk Management Committee in their discretion may appoint a different firm at any time during the year if they determine that such a change would be in the best interests of the Company.

Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.

Vote Required

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting.

Board Recommendation

The Board recommends that Shareholders vote “FOR” this Proposal No. 4 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.  Proxies solicited by the Board will be voted in favor of Proposal No. 4 unless Shareholders specify otherwise.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees (1)	$601,347	$778,529
Audit Related Fees (2)	43,000	43,000
Tax Fees (3)	61,250	61,350
All Other Fees (4)	5,832	3,888

(1)	Includes fees incurred in connection with the audits of Community Bank System, Inc., as well as $101,400 in 2012 related to the acquisition of the HSBC and First Niagara branches.

(2)	Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers, and compliance with the requirements of the Consolidated Audit Guide for Audits of HUD Programs.

(3)
Includes tax preparation and compliance fees of $35,000 for 2013 and 2012 and fees incurred in connection with tax consultation related to acquisitions, tax planning, and other matters of $26,250 and $26,350 for 2013 and 2012, respectively.

(4)	Represents subscription fees to Comperio, a PricewaterhouseCoopers LLP trademarked product.

Pursuant to the Audit, Compliance and Risk Management Committee Charter, the Company is required to obtain pre-approval by the Audit, Compliance and Risk Management Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law.  In accordance with this pre-approval policy, the Audit, Compliance and Risk Management Committee pre-approved all audit and non-audit services for fiscal 2012 and fiscal 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock.  Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings.  Based solely on its review of the copies of such filings received by it and written representations of the Reporting Persons with respect to the fiscal year ended December 31, 2013, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2013, except for (a) one late Form 4 filing by Director DiCerbo, caused by an administrative oversight on the Company’s behalf, reporting the net settlement of stock options, and (b) one late Form 5 filing by Director Bolus reporting the gift of common stock to four trusts established for the benefit of his children.

SHAREHOLDER PROPOSALS

If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the SEC for Shareholder proposals.  Shareholder proposals seeking inclusion in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders will not be deemed to be timely submitted pursuant to Rule 14a-8 unless they are received by the Company at its principal executive offices no later than December 2, 2014.

The Company’s Bylaws establish advance notice procedures with regard to Shareholder nominations to the Board and other Shareholder proposals that are not submitted for inclusion in the proxy statement, but that a Shareholder instead wishes to present directly at an annual meeting.  With respect to director nominees, any nominations must be delivered to the Secretary of the Company not less than 60 days or more than 90 days prior to the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written nomination must be received no later than the close of business on the 10th day following the date on which the Company’s notice is mailed) in order for the nomination to be considered timely, and the nomination must contain the information set forth in the Bylaws.  Written notice of such other Shareholder proposals that are to be presented at an annual meeting must be received by the Secretary of the Company no later than 45 days prior to the date of the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written notice must be received no later than the close of business on the 15th day following the date on which the Company’s notice is mailed) in order to be considered timely, and must contain the information set forth in the Bylaws.

These advance notice provisions are in addition to, and separate from, the requirements that a Shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.  A proxy granted by a Shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance notice Bylaw provisions, subject to applicable rules of the SEC.  Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company at our principal executive offices.  Shareholders submitting director nominations and proposals are urged to submit their nominations and proposals by certified mail, return receipt requested.

OTHER MATTERS

The Board of the Company is not aware of any other matters that may come before the Meeting.  However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Date:  April 4, 2014
By Order of the Board of Directors

Danielle M. Cima
Secretary

Appendix A
COMMUNITY BANK SYSTEM, INC.

2014 LONG-TERM INCENTIVE PLAN

Table of Contents

1.
PREAMBLE...
A-1
2.
PURPOSE...
A-1
3.
ELIGIBILITY...
A-1
4.
DEFINITIONS...
A-1
5.
SHARES AVAILABLE UNDER THE 2014 PLAN............................................................................................................................................................................................
A-4
6.
GRANTS OF OPTION RIGHTS GENERALLY..................................................................................................................................................................................................
A-5
7.
SPECIAL RULES FOR GRANTS OF INCENTIVE STOCK OPTIONS..........................................................................................................................................................
A-6
8.	SPECIAL RULES FOR GRANTS OF NONQUALIFIED STOCK OPTIONS.................................................................................................................................................	A-7
9.
STOCK APPRECIATION RIGHTS...
A-7
10.
RESTRICTED STOCK AWARDS...
A-7
11.
RESTRICTED STOCK UNIT AWARDS...
A-9
12.
DEFERRED STOCK AWARDS...
A-9
13.	PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE UNITS..............................................................................................................	A-9
14.	CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS........................................................................................................................................................	A-10
15.
DIVIDEND EQUIVALENTS...
A-10
16.
PERFORMANCE MEASURES...
A-11
17.
TRANSFERABILITY...
A-12
18.
ADJUSTMENTS...
A-12
19.
CHANGE IN CONTROL...
A-12
20.
FRACTIONAL SHARES...
A-14
21.
ADMINISTRATION OF THE 2014 PLAN...
A-14
22.
AMENDMENTS, TERMINATION, ETC. ...
A-15

COMMUNITY BANK SYSTEM, INC.

2014 LONG-TERM INCENTIVE PLAN

1. Preamble.  The Board of Directors of Community Bank System, Inc. from time to time has adopted, and the shareholders of Community Bank System, Inc. have approved, various long-term incentive compensation programs that have authorized grants of incentive stock options, nonqualified stock options, stock appreciation rights, and restricted stock awards.  Most recently, the Board of Directors of Community Bank System, Inc. adopted, and the shareholders of Community Bank System, Inc. approved, the Community Bank System, Inc. 2004 Long-Term Incentive Compensation Program (“2004 Plan”).  The 2004 Plan became effective as of July 1, 2004 and, consistent with Code limitations, provides that no rights may be granted pursuant to the 2004 Plan after June 30, 2014.

This document sets forth the terms of the Community Bank System, Inc. 2014 Long-Term Incentive Plan (“2014 Plan”), which shall become effective as of May 14, 2014, contingent upon the approval of the 2014 Plan by the shareholders of Community Bank System, Inc.  Options and other rights described in this 2014 Plan document shall be granted after May 14, 2014 in accordance with the terms of this 2014 Plan document.  Options and other rights granted pursuant to earlier programs shall continue to be governed by the applicable terms of the relevant program and grant instrument, unless expressly provided otherwise in this 2014 Plan.

2. Purpose.  The purpose of the 2014 Plan is to promote the interests of the Bank and its shareholders by providing current and future directors, officers, key employees and advisors with an equity or equity-based interest in the Bank, so that the interests of such directors, officers, employees and advisors will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and compensation.  Rights granted pursuant to this 2014 Plan, which include stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, performance shares, performance share units, performance units, other stock-based awards, and cash-based awards, may also be used to attract, retain and motivate eligible individuals.

3. Eligibility.  Directors, officers, and  key employees of the Bank and its Subsidiaries, and Advisors to the Bank or the Board of Directors shall be eligible to participate in the 2014 Plan to the extent determined by the Committee in its sole discretion.  Employee participants shall be selected by the Committee based upon such factors as the employee’s past and potential contributions to the success, profitability, and growth of the Bank.

4. Definitions.  As used in this 2014 Plan,

(a)           “Advisor” shall mean any natural person who is engaged to render bona fide consulting or advisory services to the Bank or the Board of Directors, other than a person who provides such services in connection with the offer or sale of securities in a capital-raising transaction.

(b)           “Award” shall mean, individually or collectively, a grant under this 2014 Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Awards, Performance Shares, Performance Share Units, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this 2014 Plan.

(c)           “Award Agreement” shall mean either (i) a written agreement entered into by the Bank and a Participant setting forth the terms and provisions applicable to an Award granted under this 2014 Plan, or (ii) a written or electronic statement issued by the Bank to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)           “Bank” shall mean Community Bank System, Inc.

(e)           “Board of Directors” shall mean the Board of Directors of the Bank.

(f)           “Change in Control Price” shall mean the price per share of Common Stock on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash, and if the entire offered price is payable only in cash, then it shall mean such cash amount per share of Common Stock.

(g)           “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this 2014 Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h)           “Committee” shall mean the committee appointed by the Board of Directors to administer the 2014 Plan in accordance with Paragraph 21.

(i)           “Common Stock” shall mean the Common Stock, par value $1.00, of the Bank.

(j)           “Covered Employee” shall mean any salaried Eligible Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual employee or class of employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of a Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this 2014 Plan for such applicable Performance Period.

(k)           “Deferred Stock Award” shall mean an award of Common Stock to an Eligible Employee, Director or Advisor that is subject to the restrictions described in Paragraph 12.

(l)           “Director” shall mean a member of the Board of Directors.

(m)           “Eligible Employees” shall mean persons treated by the Bank for payroll and employment tax purposes as common law employees of the Bank or a Subsidiary and described in Paragraph 3.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(o)           “Exercise Price” shall means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option Right.

(p)           “Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(q)            “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Paragraph 9, and used to determine whether these is any payment due upon exercise of the Stock Appreciation Right.

(r)           “Incentive Stock Option” shall mean the right granted to an Eligible Employee to purchase Common Stock under this 2014 Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Code Section 422.

(s)           “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Bank, or more than ten percent (10%) beneficial owner of any class of the Bank’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.

(t)           “Nonqualified Stock Option” shall mean the right granted to an Eligible Employee, Director or Advisor to purchase Common Stock under this 2014 Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Code Section 422.

(u)           “Optionee” shall mean the Eligible Employee, Director or Advisor to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Nonqualified Stock Option.

(v)           “Option Right” shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Nonqualified Stock Option.

(w)           “Other Stock-Based Award” shall mean an equity-based or equity-related Award not otherwise described by the terms of this 2014 Plan, granted pursuant to Paragraph 14.

(x)           “Participant” shall mean any Eligible Employee, Director or Advisor to whom an Award is granted and remains outstanding.

(y)           “Performance-Based Compensation” shall mean compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to “Covered Employees. Notwithstanding the foregoing, nothing in this 2014 Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(z)           “Performance Measures” shall mean measures as described in Paragraph 16 on which the performance goals are based and which are approved by the Bank’s shareholders pursuant to this 2014 Plan in order to qualify Awards as Performance-Based Compensation.

(aa)           “Performance Period” shall mean the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(bb)           “Performance Share” shall mean a grant of a stated number of shares of Common Stock to a Participant under the 2014 Plan that is forfeitable by the Participant until attainment of the specified performance goals, or until otherwise determined by the Committee or in accordance with the 2014 Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

(cc)           “Performance Share Unit” shall mean a Participant’s contractual right to receive a stated number of Shares or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such Shares, under the 2014 Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the 2014 Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

(dd)           “Performance Unit” shall mean a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock, under the 2014 Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the 2014 Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

(ee)           “Restricted Stock Award” shall mean an award of Common Stock to an Eligible Employee or Advisor that is subject to the restrictions and vesting conditions described in Paragraph 10 and subject to tax under Code Section 83.

(ff)           “Restricted Stock Unit Award” shall mean the right to receive one or more payments described in Paragraph 11.  Restricted Stock Units represent a contingent right to receive a payment in the future; Restricted Stock Units are not subject to tax under Code Section 83 (because Restricted Stock Units are not property).

(gg)           “Stock Appreciation Right” shall mean the right to receive one or more payments described in Paragraph 9.

(hh)           “Subsidiary” shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

5. Shares Available Under the 2014 Plan.

(a)           The shares of Common Stock which may be made the subject of awards granted pursuant to this 2014 Plan may be either (i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Bank, or (iv) a combination of the foregoing.

(b)           Subject to adjustments in accordance with Paragraph 18 of this 2014 Plan, the maximum number of shares of Common Stock available for issuance to Participants under this 2014 Plan shall be (i) one million seven hundred seven thousand five hundred twelve (1,707,512) shares of Common Stock (consisting of the shares of Common Stock still available for grant under the 2004 Plan on May 14, 2014 plus new, additional shares authorized by the shareholders of the Bank with the shareholders’ approval of this 2014 Plan), plus (ii) any shares of Common Stock subject to the outstanding awards as of May 14, 2014 under the 2004 Plan that on or after May 14, 2014 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock).

(c)           From the total shares of Common Stock available for awards as described in subparagraph 5(b), and subject to adjustments in accordance with Paragraph 18 of this 2014 Plan, the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this 2014 Plan shall not exceed an aggregate of one million seven hundred seven thousand five hundred twelve (1,707,512) shares of Common Stock.

(d)           Notwithstanding any other term or provision of the 2014 Plan, if any shares of Common Stock covered by an award under the 2014 Plan, or any prior version of the program, are forfeited or an award is settled in cash or otherwise terminated without delivery of shares of Common Stock, then the shares of Common Stock covered by that award will again be available for future awards under the 2014 Plan.  However, the full number of Option Rights and Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the number of shares of Common Stock available for award under the 2014 Plan, regardless of the number of shares of Common Stock actually issued upon settlement of such Option Rights or Stock Appreciation Rights.  Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on an Award issued under the 2014 Plan, shares of Common Stock tendered to pay the exercise price of an Award under the 2014 Plan, and shares of Common Stock repurchased on the open market with the proceeds of an Option Right exercise will no longer be eligible to be again available for grant under this 2014 Plan.

(e)           The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to the terms of this 2014 Plan, shall apply to grants of such Awards under this 2014 Plan:

(1)	Option Rights: The maximum aggregate number of shares of Common Stock subject to Option Rights granted in any one calendar year to any one Participant shall be one hundred fifty thousand (150,000).

(2)
Stock Appreciation Rights: The maximum number of shares of Common Stock subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be one hundred fifty thousand (150,000).

(3)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one calendar year to any one Participant shall be seventy-five thousand (75,000).

(4)	Deferred Stock Awards: The maximum aggregate grant with respect to Awards of Deferred Stock Awards in any one calendar year to any one Participant shall be seventy-five thousand (75,000).

(5)
Performance Shares, Performance Share Units, or Performance Units: The maximum aggregate Award of Performance Shares, Performance Share Units or Performance Units that a Participant may receive in any one calendar year shall be seventy-five thousand (75,000) shares of Common Stock, or equal to the value of seventy-five thousand (75,000) shares of Common Stock, determined as of the date of vesting or payout, as applicable.

(6)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one calendar year may not exceed the greater of three million dollars ($3,000,000) or the value of seventy-five thousand (75,000) shares of Common Stock, determined as of the date of vesting or payout, as applicable.

(7)
Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards in any one calendar year to any one Participant shall be seventy-five thousand (75,000) shares of Common Stock.

(f)           Except in connection with a corporate transaction involving the Bank (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Bank may not, without obtaining shareholder approval:  (i) amend the terms of outstanding Option Rights or Stock Appreciation Rights to reduce the exercise price of such outstanding Option Rights or Stock Appreciation Rights; (ii) cancel outstanding Option Rights or Stock Appreciation Rights in exchange for Option Rights or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option Rights or Stock Appreciation Rights; or (iii) cancel outstanding Option Rights or Stock Appreciation Rights with an exercise price above the Fair Market Value per share in exchange for cash or other securities.

6. Grants of Option Rights Generally.  The Committee, or the full Board of Directors, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Directors, Eligible Employees or Advisors.  Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a)           Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Nonqualified Stock Options.

(b)           Each grant shall specify the number of shares of Common Stock to which it pertains.

(c)           Each grant shall specify an Exercise Price not less than 100 percent of the Fair Market Value per share of Common Stock on the date the Option Right is granted.

(d)           Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Optionee remain unexercised.

(e)           Upon exercise of an Option Right, the entire Exercise Price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Fair Market Value per share times the number of shares) equal to the total Exercise Price, (iii) by a combination of such methods of payment described in (i) and (ii) above, or (iv) any other lawful means of payment acceptable to the Committee.  Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an incentive stock option under this 2014 Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

(f)           Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Optionee and shall contain such terms and provisions, consistent with this 2014 Plan, as the Committee may approve.

(g)           Except to the extent (i) approved in advance by holders of a majority of the shares of Common Stock of the Bank entitled to vote generally in the election of Directors, or (ii) provided in Paragraph 18, the Board of Directors and/or the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price or the Grant Price of any outstanding Option Right or Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Option Rights or Stock Appreciation Rights previously granted.

7. Special Rules for Grants of Incentive Stock Options.

(a)           As provided in Paragraph 6(c), the Exercise Price of an Incentive Stock Option shall not be less than 100 percent of the Fair Market Value per share of Common Stock on the date of the grant of the option; provided, however, that, if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the Exercise Price per share shall be not less than 110 percent of the Fair Market Value per share of Common Stock on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

(b)           The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the Option Right is granted as specified by the Committee.

(c)           The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted.  The date of grant of each Option Right shall be the date of its authorization by the Committee.

(d)           Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability.  However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the Option Right.

(e)           No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.  The term “post-1986 incentive stock options” shall mean all rights, which are intended to be “incentive stock options” under the Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries.  If the Bank shall ever be deemed to have a “parent”, as such term is used for purposes of Code Section 422, then rights intended to be “incentive stock options” under the Code, granted after January 1, 1987 under such parent’s stock option plans, shall be included with the terms of the definition of “post-1986 incentive stock options”.

8. Special Rules for Grants of Nonqualified Stock Options.

(a)           Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee’s termination of employment due to death or disability, rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination, (ii) in the event of the Optionee’s termination of employment due to any other reason, the rights to exercise Nonqualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Nonqualified Stock Options that are not exercisable as of the date of termination shall be forfeited.

(b)           The Bank shall not create any record or evidence of Common Stock ownership for an Optionee who exercises a Nonqualified Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

9. Stock Appreciation Rights.

(a) Upon such conditions and limitations it deems advisable, the Committee may authorize the grant of Stock Appreciation Rights with respect to one or more shares of Common Stock.  Upon the valid exercise of a vested Stock Appreciation Right, the holder of such Stock Appreciation Right shall receive a lump sum payment for each applicable share of Common Stock equal to the excess (if any) of (i) the Fair Market Value of one share of Common Stock on the date of exercise, over (ii) the Fair Market Value of one share of Common Stock on the date the Stock Appreciation Right was granted (or such higher value per share as may be determined by the Committee at the time of grant, i.e., the Grant Price).

(b) Upon such conditions and limitations it deems advisable, the Committee also may authorize (i) the surrender of the right to exercise all or a portion of an Option Right granted under the 2014 Plan that is exercisable at the time of surrender, and (ii) the payment in exchange for the surrender of an amount of up to the excess of the Fair Market Value at the time of surrender of the shares covered by the Option Right, or portion thereof, surrendered over the Exercise Price of such shares.

10. Restricted Stock Awards.

(a)           Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 2014 Plan shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, prior to the satisfaction of such performance, service and/or elapsed time conditions (“Vesting Conditions”) as may be determined by the Committee in its absolute discretion.  Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, if the recipient’s service with the Bank or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death or disability, the recipient shall, on the date service terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Vesting Conditions have not been satisfied as of the date service terminates.  If Common Stock is forfeited, dividends paid on those shares prior to the date of forfeiture may be retained by the recipient.

(b)           Upon each grant of a Restricted Stock Award, the Committee shall fix the Vesting Conditions.  The Committee also shall determine the manner in which the grant recipient’s contingent ownership of the awarded Common Stock shall be recorded until the Vesting Conditions have been satisfied.  If the Committee elects to issue certificates or use other records of ownership for the awarded shares of Common Stock, each certificate or other record of ownership of Common Stock shall bear a legend or other disclosure to reflect the Vesting Conditions until all of the Vesting Conditions are satisfied.  As a condition to issuance of Common Stock, the Committee may require the recipient to enter into an agreement providing for the Vesting Conditions and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the recipient may be held by an escrow agent until the Vesting Conditions are satisfied.  The Committee also may require a written representation by the recipient that he or she is acquiring the shares for investment.

(c)           When the Vesting Conditions with respect to shares of Common Stock held in escrow have been satisfied, a certificate or other record of ownership for such shares shall be issued or created, free of any escrow; such certificate or other record shall not bear a legend or other disclosure relating to the Vesting Conditions.

(d)           Each recipient shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 2014 Plan, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity.  In the event that the recipient of shares of Common Stock under this 2014 Plan shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

(e)           The Committee shall have the authority at any time to accelerate the time at which any or all of the Vesting Conditions or other restrictions set forth in this 2014 Plan with respect to any or all shares of restricted Common Stock awarded hereunder shall be satisfied or lapse.

(f)           Unless otherwise provided by the Committee at the time of grant, if a recipient dies, or terminates employment with the Bank because of disability before the satisfaction of all of the applicable Vesting Conditions, (i) the Vesting Conditions on any Common Stock owned by the recipient shall be considered satisfied on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award, and (ii) if the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Vesting Conditions as to any or all of the stock.

11. Restricted Stock Unit Awards.

(a) Upon such conditions and limitations it deems advisable, including the imposition of one or more Vesting Conditions, the Committee may authorize the grant of Restricted Stock Units.  Upon or following the satisfaction of all of the applicable Vesting Conditions, the holder of such Restricted Stock Units shall receive one or more payments for each vested Restricted Stock Unit equal to the Fair Market Value per share of one share of Common Stock on the date as of which the last of the applicable Vesting Conditions was satisfied.

(b) Except as provided in Paragraph 19, or as may be provided by the Committee at the time of grant, if the recipient’s service with the Bank or any of its Subsidiaries terminates prior to the satisfaction of all of the Vesting Conditions for any reason other than death or disability, the recipient shall, on the date service terminates, forfeit and surrender to the Bank the number of Restricted Stock Units with respect to which the Vesting Conditions have not been satisfied as of the date service terminates.

(c) A recipient of Restricted Stock Units shall not be entitled to any dividends that might be payable with respect to Common Stock.

(d) The Committee shall have the authority at any time to accelerate the time at which any or all of the Vesting Conditions or other restrictions set forth in this 2014 Plan with respect to any or all Restricted Stock Units awarded hereunder shall be satisfied or lapse.

(e) Unless otherwise provided by the Committee at the time of grant, if a recipient dies, or terminates employment with the Bank because of disability before the satisfaction of all of the applicable Vesting Conditions, (i) the Vesting Conditions on any Restricted Stock Units held by the recipient shall be considered satisfied on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award, and (ii) if the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Vesting Conditions as to any or all of the Restricted Stock Units.

12. Deferred Stock Awards.  The Committee may make awards to Directors, Eligible Employees or Advisors, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Director’s, Eligible Employee’s or Advisor’s election.  A Director’s deferral and distribution elections, as well as all other rights with respect to deferred Director compensation, shall be governed by the terms of the separate Community Bank System, Inc. Deferred Compensation Plan for Directors, as that plan may be amended from time to time.  Deferral and distribution elections by Eligible Employees and Advisors shall be made pursuant to such separate plans or agreements as shall be acceptable to the Committee in its sole discretion, taking into account the applicable provisions of Code Section 409A.

13. Performance Shares, Performance Share Units and Performance Units.

(a) Subject to the terms and provisions of this 2014 Plan, the Committee, at any time and from time to time, may grant Performance Shares, Performance Share Units and/or Performance Units to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee shall determine.

(b) Each Performance Share and each Performance Share Unit shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Shares, Performance Share Units and/or Performance Units that will be paid out to the Participant.

(c) Subject to the terms of this 2014 Plan, after the applicable Performance Period has ended, the holder of Performance Shares, Performance Share Units and/or Performance Units shall be entitled to receive payout on the value and number of Performance Shares, Performance Share Units and/or Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

(d) Payment of earned Performance Shares, Performance Share Units, and/or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this 2014 Plan, the Committee, in its sole discretion, may pay earned Performance Shares, Performance Share Units, and/or Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Shares, Performance Share Units, and/or Performance Units at the close of the applicable Performance Period. Payment shall be made no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended. Any shares of Common Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14. Cash-Based Awards and Other Stock-Based Awards

(a) Subject to the terms and provisions of the 2014 Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Eligible Employees, Directors and/or Advisors in such amounts and upon such terms as the Committee may determine.

(b) The Committee may grant to Eligible Employees, Directors and/or Advisors other types of equity-based or equity-related Awards not otherwise described by the terms of this 2014 Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(c) Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance goals in its discretion.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

(d) Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. Payment shall be made no later than the fifteenth (15th) day of the third month after the year in which the Performance Period ended.

15. Dividend Equivalents.

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.  Notwithstanding the foregoing, if any Award for which dividend equivalents have been granted has its vesting or grant dependent upon the achievement of one or more Performance Measures, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes earned and vested.  Under no circumstances may dividend equivalents be granted for any Option Right, Stock Appreciation Right, or Restricted Stock Units.

16. Performance Measures.

(a) The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

1.	Net earnings or net income (before or after taxes);
2.	Earnings per share;
3.	Earnings before or after taxes, depreciation, and/or amortization;
4.	Net sales or revenue growth (whether in general or by type of product or service or by type of customer);
5.	Revenues or sales;
6.	Net operating profit;
7.	Net operating income (excluding acquisition expenses and other non-recurring charges);
8.	Return measures (including, but not limited to, return on assets, regulatory capital, capital, invested capital, equity, sales, or revenue);
9.	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
10.	Gross or operating margins;
11.	Productivity and financial performance ratios;
12.	Share price (including, but not limited to, growth measures and total shareholder return);
13.	Expense targets and operating expenses;
14.	Margins (including, but not limited to, net interest margin);
15.	Completion of acquisitions of business or companies;
16.	Completion of divestitures or asset sales;
17.	Asset quality metrics;
18.	Achievement of business operational objectives;
19.	Operating efficiency;
20.	Deposit market share;
21.	Customer satisfaction;
22.	Working capital targets and change in working capital;
23.	Customer account growth and new account openings; and
24.	Any one or a combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Bank, Subsidiary, and/or any affiliate of the Bank as a whole or any business unit of the Bank, Subsidiary, and/or affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Bank may select Performance Measure (12) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Paragraph 16(a).

(b) The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in FASB Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Bank’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(c) Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(d) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth in Paragraph 16(a).

17. Transferability.  No Incentive Stock Option shall be transferable by an Optionee other than by will or the laws of descent and distribution.  Incentive Stock Options shall be exercisable during the Optionee’s lifetime only by the Optionee.  Other rights granted pursuant to this 2014 Plan also shall not be subject to assignment, alienation, lien, transfer, sale or exchange, except to the extent provided otherwise by the Committee at the time the right is granted.

18. Adjustments.  The Committee shall make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this 2014 Plan, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

19. Change in Control.

(a)           Unless otherwise provided by the Committee at the time of grant, in the event the employment of an Eligible Employee is terminated for any reason, including the Eligible Employee’s voluntary termination for “good reason” (as defined in (c) below), but not including the Eligible Employee’s voluntary termination without “good reason” or the Eligible Employee’s termination for “cause” (as defined in (d) below), within one year following a “Change in Control” (as defined in (b) below):

(i)           all Option Rights and Stock Appreciation Rights granted to the Eligible Employee under this 2014 Plan prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the award was granted;

(ii)           any Option Right or Stock Appreciation Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right or Stock Appreciation Right (determined without regard to the Eligible Employee’s termination of employment); and

(iii)           any Vesting Condition (with respect to a Restricted Stock Award or Restricted Stock Unit Award) that shall not have been satisfied as of the date of termination shall be deemed satisfied as of such date.

(b)           Notwithstanding Paragraph 19(a), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that outstanding Awards under this 2014 Plan shall not be honored or assumed by the new employer, or that new rights that are not “substantially equivalent” (defined below) will be substituted therefore by the new employer, then, at the discretion of such Committee and unless otherwise specified in an Award Agreement, (i) all outstanding Option Rights and Stock Appreciation Rights shall vest and become fully exercisable immediately prior to such Change in Control, (ii) the restriction period on all outstanding Restricted Stock Awards, Restricted Stock Unit Awards, Deferred Stock Awards, and Other Stock-Based Awards shall lapse immediately prior to such Change in Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units, Deferred Stock Awards and Other Stock-Based Awards shall be issued to each Participant then holding such Award immediately prior to such Change in Control, and/or (iv) each outstanding Option Right, Stock Appreciation Right, Deferred Stock Award and/or Other Stock Award shall be cancelled in exchange for an amount equal to the product of (A)(i) in the case of Option Rights and Stock Appreciation Rights, the excess, if any, of the Change in Control Price over the Exercise Price or the Grant Price, for such Award, and (ii) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

For purposes of this Paragraph 19(b), a right that is to be substituted for an outstanding Award will be considered “substantially equivalent” only if the new right:

(i) is based on shares of common stock that are traded on an established U.S. securities market;

(ii) provides the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) has substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) has terms and conditions which provide that, in the event that the Participant suffers termination as specified in Paragraph 19(a) following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be.

(c)           For purpose of this 2014 Plan, a “Change in Control” shall mean the occurrence of any one of the following events: (1) any “person” including a “group” as determined in accordance with the Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 30 percent or more of the combined voting power of the Bank’s then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Bank before the Transaction shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank; (3) the Bank is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Bank, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Bank representing 30 percent or more of the combined voting power of the Bank’s then outstanding voting securities; or (5) the Bank transfers substantially all of its assets to another corporation which is not controlled by the Bank.  The following events shall also constitute a “Change in Control” for purposes of this 2014 Plan: (i) the election of a director of the Bank who is not nominated by its Board of Directors; (ii) the approval, by the Bank’s stockholders, of a proposal to pursue a transaction in which the Bank would not be the surviving or controlling entity.

(d)           For purposes of this Paragraph 19, “good reason” shall mean action taken by the Bank that results in:  (1) an involuntary and material adverse change in the Eligible Employee’s title, duties, responsibilities, or total remuneration; (2) an involuntary and material relocation of the office from which the Eligible Employee is expected to perform the Eligible Employee’s duties; or (3) an involuntary and material adverse change in the general working conditions (including travel requirements) applicable to the Eligible Employee.

(e)           Termination “for cause” for purposes of this Paragraph 19 shall include, but not be limited to, any of the following:  (1) any act of dishonesty, misconduct or fraud, acts of moral turpitude, or the commission of a felony; (2) unreasonable neglect or refusal to perform the duties assigned to the Eligible Employee, unless cured within 30 days; (3) breach of duty or obligation to the Bank or receipt of financial or other economic profit or gain as a result of or in any way arising out of the Eligible Employee’s position with the Bank and failure to account to the Bank for such profits or other gains; or (4) disclosure of confidential or private Bank information or aiding a competitor of the Bank (or any affiliate of the Bank) to the detriment of the Bank (or any affiliate of the Bank).

20. Fractional Shares.  The Bank shall not be required to issue any fractional shares of Common Stock pursuant to this 2014 Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

21. Administration of the 2014 Plan.

(a)           This 2014 Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors each of whom shall (i) meet the independence requirements of the New York Stock Exchange listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board of Directors; (ii) qualify as “non-employee directors” as defined under Section 16 of the Exchange Act; and (iii) qualify as “outside directors” under Code Section 162(m).  Members of the Committee and the Chair of the Committee shall be appointed by the Board of Directors and may be replaced at any time by the Board of Directors.  At any time deemed necessary or appropriate by the Board of Directors, the full Board of Directors may act as the Committee. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Bank, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Bank, and all other interested individuals.

(b)           The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this 2014 Plan and any Award Agreement or other agreement or document ancillary to or in connection with this 2014 Plan, to determine eligibility for Awards and to adopt and interpret such rules, regulations, forms, instruments, and guidelines for administering this 2014 Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, (i) selecting Award recipients, (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements and any ancillary document or materials, (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Bank, (iv) construing any ambiguous provision of the 2014 Plan or any Award Agreement, (v) establishing and certifying satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m), (vi) subject to Paragraph 22, adopting modifications and amendments to this 2014 Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Bank, its affiliates, and/or its Subsidiaries operate, and, (vii) making any other determination and taking any other action that it deems necessary or desirable for the administration or operation of the 2014 Plan and/or any Award Agreement.

(c)           To the extent consistent with applicable Code requirements, including Code Section 162(m), the Committee may delegate to one or more of its members or to one or more officers of the Bank, and/or its Subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this 2014 Plan.  The Committee may, by resolution, authorize one or more officers of the Bank to do one or both of the following on the same basis as can the Committee: (i) designate Eligible Employees to be recipients of Awards; and (ii) determine the size of any such Awards; provided, however, (I) the Committee shall not delegate such responsibilities to any such officer for Awards granted to a Nonemployee Director, an Advisor or an Eligible Employee who is considered an Insider; (II) the resolution providing such authorization sets forth the total number of shares of Common Stock and/or Awards such officer(s) may grant; (III) the officer(s) shall report periodically to the Committee regarding the nature and scope of the shares of Common Stock and/or Awards granted pursuant to the authority delegated; and (IV) no delegation shall be effective to the extent inconsistent with applicable Code requirements, including Code Section 162(m).

(d)           Notwithstanding any other provision of this 2014 Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable law, including Section 16 (or any successor rule) of the Exchange Act.

(e)           The Bank shall have the power and the right to deduct or withhold, or require a Participant to remit to the Bank, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this 2014 Plan.

(f)           With respect to withholding required upon the exercise of Option Rights or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, Performance Share Units, or Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Bank withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

22.           Amendments, Termination, Etc.

(a)           The Board of Directors and/or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this 2014 Plan and/or any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by applicable law, regulation, or stock exchange rule. By accepting an Award under this 2014 Plan, a Participant agrees to any amendment made pursuant to this Paragraph 22 to any Award granted under the 2014 Plan without further consideration or action. This 2014 Plan, however, shall not be the exclusive means by which the Board of Directors or the Compensation Committee of the Board of Directors may authorize the grant of stock options, restricted stock or other equity, equity-based or incentive compensation.

(b)           The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 2014 Plan.  In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such Exercise Price and subject to the same terms and conditions as, under this 2014 Plan, would have been applicable had the canceled Option Rights not been granted.  The cancellation and granting of Option Rights pursuant to this Paragraph 22(b) shall be subject to compliance with the applicable limitations described in Paragraph 5(e).

(c)           In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c) and any applicable restrictions or limitations imposed by Code Section 409A.

(d)           Notwithstanding any other provision of the 2014 Plan to the contrary, (i) the 2014 Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 2014 Plan after May 14, 2024.

(e)           Notwithstanding any other provision of the 2014 Plan to the contrary (other than Paragraph 22(f)), no termination, amendment, suspension, or modification of the 2014 Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the 2014 Plan, without the written consent of the Participant holding such Award.

(f)           Notwithstanding any other provision of the 2014 Plan to the contrary, the Board of Directors may amend the 2014 Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the 2014 Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under the 2014 Plan, a Participant agrees to any amendment made pursuant to this Paragraph 22(f) to any Award granted under the 2014 Plan without further consideration or action.

(g)           The Board of Directors intends that awards granted pursuant to this 2014 Plan shall be exempt from, or satisfy the applicable requirements of, Code Section 409A.  The 2014 Plan shall be interpreted and applied to carry out such intent.  Accordingly, by way of example and not limitation, to the extent that Code Section 409A applies (i) distributions of benefits payable following an employee’s termination of employment shall commence as of the date required by this 2014 Plan and any implementing award agreement or, if later, the earliest date permitted by Code Section 409A (generally six months after termination, if the employee is a “specified employee” within the meaning of Code Section 409A), and (ii) the phrase “termination of employment” (and similar terms and phrases) shall be construed to mean “separation from service” within the meaning of Code Section 409A.

(h)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Bank, any affiliate of the Bank, and/or Subsidiary, violation of material Bank, any affiliate of the Bank, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Bank, its affiliates, and/or its Subsidiaries.

(i)           Any Award pursuant to this 2014 Plan shall be subject to the Bank’s Policy on Recoupment of Incentive-Based Compensation in Restatement Situations, as in effect from time to time.

(j)           In the event that any one or more of the provisions of this 2014 Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(k)           The 2014 Plan, the granting and exercising of Awards thereunder, and any obligations of the Bank under the 2014 Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Shares are listed. The Bank, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the 2014 Plan to permit the Bank, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such shares of Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Bank shall not be obligated by virtue of any provision of the 2014 Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Bank nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

(l)           Nothing in the 2014 Plan shall be construed to limit the right of the Bank to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the 2014 Plan.

(m)           Nothing in this 2014 Plan shall be construed to: (i) limit, impair, or otherwise affect the Bank’s or a Subsidiary’s or an affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Bank or a Subsidiary or an affiliate to take any action which such entity deems to be necessary or appropriate.

(n)           The Committee may postpone the exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any action permitted under the 2014 Plan to prevent the Bank or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option, in accordance with Treas. Reg. 1.409A-1(b)(4)(ii). In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Bank, Subsidiary and/or affiliate of the Bank anticipates or reasonably should anticipate that, if the payment were made on such date, the Bank’s, affiliate’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).

(o)           The Committee may require any individual receiving shares of Common Stock pursuant to an Award under this 2014 Plan to represent and warrant in writing that the individual is acquiring the shares of Common Stock for investment and without any present intention to sell or distribute such shares of Common Stock.

(p)           To the extent that this 2014 Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares of Common Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(q)           Participants shall have no right, title, or interest whatsoever in or to any investments that the Bank, and/or its Subsidiaries, and/or its affiliates may make to aid it in meeting its obligations under this 2014 Plan. Nothing contained in this 2014 Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Bank, its Subsidiaries, and/or its affiliates under this 2014 Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank, a Subsidiary, or an affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Bank, a Subsidiary, or an affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this 2014 Plan.

(r)           Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(s)           To the extent permitted by applicable law, the Bank may (i) deliver by email or other electronic means (including posting on a web site maintained by the Bank or by a third party under contract with the Bank) all documents relating to the 2014 Plan or any Award thereunder (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that the Bank is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable 2014 Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

(t)           Notwithstanding any provision of the 2014 Plan to the contrary, the Bank, its affiliates and Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the 2014 Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

(u)           Subject to requirements of Delaware state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Bank to whom authority was delegated in accordance with this 2014 Plan, shall be indemnified and held harmless by the Bank against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this 2014 Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Bank’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Bank’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Bank may have to indemnify them or hold them harmless.

(v)           This 2014 Plan shall be construed and governed in accordance with the laws of the State of Delaware.

(w)           The jurisdiction of any proceeding arising out of, or with respect to, this 2014 Plan shall be in a court of competent jurisdiction in New York State, and venue shall be in Onondaga County.  Each party shall be subject to the personal jurisdiction of the courts of New York State.

Community
BANK SYSTEM, INC.

The Directors and Officers of
COMMUNITY BANK SYSTEM, INC.
extend a cordial invitation for you to join them for refreshments at the DoubleTree by Hilton Hotel Syracuse 6301 State Route 298, East Syracuse, New York 13057 at 12:00 Noon immediately prior to the
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 14, 2014

Nicholas A. DiCerbo
Chairman

Mark E. Tryniski
President & CEO

0

PROXY

COMMUNITY BANK SYSTEM, INC.

5790 Widewaters Parkway
Dewitt, New York 13214-1883

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian M. Fancher and Danielle M. Cima, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the items on the reverse side and at the discretion of said proxies on such other matters as may properly come before the meeting, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 14, 2014 or any adjournment thereof.

(Continued, and to be marked, signed and dated on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

COMMUNITY BANK SYSTEM, INC.

May 14, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://ir.communitybanksystem.com/docs.aspx?iid=100185

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20433300000000001000 8 051414

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote on executive compensation.	☐	☐	☐
3. Approve the Company's 2014 Long-Term Incentive Plan.	☐	☐	☐
4. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for 2014.	☐	☐	☐

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

Please check here if you plan to attend the meeting. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.